UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

GARTNER, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 22, 2020

Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., you are invited to attend our 2020 Annual Meeting of Stockholders to be held on Monday, June 8, 2020, at 10 a.m. local time, at our corporate headquarters at 56 Top Gallant Road, Stamford, Connecticut. However, in light of the emerging public health concerns of the COVID-19 (Coronavirus) outbreak, we may hold a Virtual Annual Meeting in lieu of a physical meeting in Stamford, Connecticut. If we decide to hold a Virtual Annual Meeting, we will announce it in a press release available at https://investor.gartner.com as soon as practicable prior to the Annual Meeting.

Details of the business to be conducted at the meeting are given in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow this letter. The 2019 Annual Report to Stockholders is also included with these materials.

We have mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2020 Proxy Statement and our 2019 Annual Report to Stockholders, and how to vote online on the three management Proposals put before you this year. The Notice also includes instructions on how to request a paper or email copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement and Annual Report, and proxy card or voting instruction card. Stockholders who previously either requested paper copies of the proxy materials or elected to receive the proxy materials electronically did not receive a Notice and will receive the proxy materials in the format requested.

In addition, by following the e-consent instructions in the proxy card, stockholders may go paperless in future solicitations and request proxy materials electronically by email on an ongoing basis.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to review the proxy materials and vote your shares, regardless of the number of shares you hold, as soon as possible. You may vote by proxy over the internet or by telephone using the instructions provided in the Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can also vote by following the instructions on the proxy card or voting instruction card. Instructions regarding the three methods of voting are contained in the Notice, proxy card or voting instruction card.

If you have any questions about the meeting, please contact our Investor Relations Department at (203) 316-6537.

Sincerely,

Eugene A. Hall

Chief Executive Officer

2020 Proxy Statement |

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Monday, June 8, 2020

Time:	10:00 a.m. local time

Location:	56 Top Gallant Road

Stamford, Connecticut 06902

Matters To Be Voted On:	(1) Election of ten members of our Board of Directors;

(2) Approval, on an advisory basis, of the compensation of our named executive officers; and

(3) Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year.

Record Date:	April 14, 2020 – You are eligible to vote if you were a stockholder of record on this date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 8, 2020: We are making this Notice of Annual Meeting, this Proxy Statement and our 2019 Annual Report available on the Internet at www.proxyvote.com and mailing copies of these Proxy Materials to certain stockholders on or about April 22, 2020. Stockholders of record at the close of business on April 14, 2020 are entitled to notice of, and to vote at, the Annual Meeting.

In light of the emerging public health concerns of the COVID-19 (Coronavirus) outbreak, we may hold a Virtual Annual Meeting in lieu of a physical meeting in Stamford, Connecticut. If we decide to hold a Virtual Annual Meeting, we will announce it in a press release available at https://investor.gartner.com as soon as practicable prior to the Annual Meeting. In that event, the 2020 Annual Meeting of Stockholders would be held in a virtual meeting format only, on the above date and time, via live audio webcast. Stockholders or their legal proxy holders could participate, submit questions, vote, and examine our stockholder list at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2020 and using your 16-digit control number, but only if the meeting is held virtually and not in Stamford, Connecticut. If you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

By Order of the Board of Directors,

Jules Kaufman

Secretary

Stamford, Connecticut

April 22, 2020

2020 Proxy Statement |

2020 Proxy Statement |

56 Top Gallant Road

Stamford, Connecticut 06902

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on June 8, 2020

GENERAL INFORMATION

The Annual Meeting and Proposals

The 2020 Annual Meeting of Stockholders of Gartner, Inc. will be held on Monday, June 8, 2020, at 10:00 a.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described in greater detail below. This Proxy Statement and form of proxy, together with our 2019 Annual Report to Stockholders, are being furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and any adjournment of the meeting, and are first being made available to our stockholders on or around April 22, 2020. We will refer to your company in this Proxy Statement as “we”, “us”, the “Company” or “Gartner.” The three proposals to be considered and acted upon at the Annual Meeting, which are described in more detail in this Proxy Statement, are:

•	Election of ten (10) nominees to our Board of Directors;
•	Approval, on an advisory basis, of the compensation of our named executive officers; and
•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year.

Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement for action at the 2020 Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons designated by the Company as proxies may vote the shares of common stock (“Common Stock”) they represent in their discretion.

Public Health Concerns of the COVID-19 Outbreak

In light of the emerging public health concerns of the COVID-19 (Coronavirus) outbreak, we may hold a Virtual Annual Meeting in lieu of a physical meeting in Stamford, Connecticut. If we decide to hold a Virtual Annual Meeting, we will announce it in a press release available at https://investor.gartner.com as soon as practicable prior to the Annual Meeting. In that event, the 2020 Annual Meeting of Stockholders would be held in a virtual meeting format only, on the above date and time, via live audio webcast. Stockholders or their legal proxy holders could participate, submit questions, vote, and examine our stockholder list at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2020 and using your 16-digit control number, but only if the meeting is held virtually and not in Stamford, Connecticut. If you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

2020 Proxy Statement |	1

THE BOARD OF DIRECTORS

General Information about our Board of Directors

Our Board of Directors of Gartner, Inc. (the “Board”) currently has ten directors who serve for annual terms. Our CEO, Eugene A. Hall, has an employment agreement with the Company that obligates the Company to include him on the slate of nominees to be elected to our Board during the term of the agreement. See Executive Compensation – Certain Employment Agreements with Executive Officers – Mr. Hall below. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected. None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption.

Each member of our Board has been nominated for re-election at the 2020 Annual Meeting. See Proposal One – Election of Directors on page 14. Set forth below are the name, age, principal occupation for the last five years, public company board experience, selected additional biographical information and period of service as a director of the Company of each director, as well as a summary of each director’s experience, qualifications and background which, among other factors, support their respective qualifications to continue to serve on our Board.

Peter E. Bisson, 62, director since 2016

Mr. Bisson retired from McKinsey & Company, a global management consulting business, in 2016 where he last served as Director and Global Leader of the High Tech Practice. Mr. Bisson held a number of other leadership positions at McKinsey & Company, including chair of its knowledge committee, which guides the firm’s knowledge investment and communication strategies, member of the firm’s shareholders committee, and leader of the firm’s strategy and telecommunications practices. In more than 30 years at McKinsey & Company, Mr. Bisson advised a variety of multinational public companies in the technology-based products and services industry. Mr. Bisson is also a director of Automatic Data Processing, Inc.

Mr. Bisson’s experience includes advising clients on corporate strategy and M&A, design and execution of performance improvement programs and marketing and technology development, which qualifies him to serve as a director.

Richard J. Bressler, 62, director since 2006

Mr. Bressler is President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc., a mass media company. iHeartMedia, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in March 2018 and emerged from bankruptcy in May 2019.

From July 2013 to April 2019, Mr. Bressler also served as the Chief Financial Officer of Clear Channel Outdoor Holdings, Inc., an outdoor advertising company. Prior to joining iHeartMedia, he served as Managing Director of Thomas H. Lee Partners, L.P., a Boston-based private equity firm, from 2006 to July 2013. He joined Thomas H. Lee Partners from his role as Senior Executive Vice President and Chief Financial Officer of Viacom Inc., where he managed all strategic, financial, business development and technology functions. Mr. Bressler has also served in various capacities with Time Warner Inc., including Chairman and Chief Executive Officer of Time Warner Digital Media and Executive Vice President and Chief Financial Officer of Time Warner Inc. Prior to joining Time Inc., he was a partner with the accounting firm of Ernst & Young. Mr. Bressler is currently a director of iHeartMedia, Inc., and a former director of The Nielsen Company B.V. and Warner Music Group Corp.

Mr. Bressler qualifies as an audit committee financial expert, and his extensive financial and operational roles at large U.S. public companies bring a wealth of management, financial, accounting and professional expertise to our Board and Audit Committee.

2020 Proxy Statement |	2

The Board of Directors

Raul E. Cesan, 72, director since 2012

Mr. Cesan is the Founder and Managing Partner of Commercial Worldwide LLC, an investment firm. Prior thereto, he spent 25 years at Schering – Plough Corporation, serving in various capacities of substantial responsibility: the President and Chief Operating Officer (from 1998 to 2001); Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998); President of Schering Laboratories, U.S. Pharmaceutical Operations (from 1992 to 1994); and President of Schering – Plough International (from 1988 to 1992). Mr. Cesan was until April 2018 also a director of The New York Times Company.

Mr. Cesan’s extensive operational and international experiences provide valuable guidance to our Board and Compensation Committee.

Karen E. Dykstra, 61, director since 2007

Ms. Dykstra served as Chief Financial and Administrative Officer from November 2013 to July 2015, and as Chief Financial Officer from September 2012 to November 2013, of AOL, Inc., an online service provider. From January 2007 until December 2010, Ms. Dykstra was a Partner of Plainfield Asset Management LLC (“Plainfield”), and she served as Chief Operating Officer and Chief Financial Officer of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010, and as a director from 2007 to 2010. Prior thereto, she spent over 25 years with Automatic Data Processing, Inc., serving most recently as Chief Financial Officer from January 2003 to May 2006, and prior thereto as Vice President – Finance, Corporate Controller and in other capacities. Ms. Dykstra is a director of VMware, Inc. and Boston Properties, Inc., and a former director of Crane Co. and AOL, Inc.

Ms. Dykstra qualifies as an audit committee financial expert, and her extensive management, financial, accounting and oversight experience provide important expertise to our Board and Audit Committee.

Anne Sutherland Fuchs, 73, director since 1999

Ms. Fuchs served as Group President, Growth Brands Division, Digital Ventures, a division of J.C. Penney Company, Inc., from November 2010 until April 2012. She also served as Chair of the Commission on Women’s Issues for New York City during the Bloomberg Administration, a position she held from 2002 through 2013. Previously, Ms. Fuchs served as a consultant to companies on branding and digital initiatives, and as a senior executive with operational responsibility at LVMH Moët Hennessy Louis Vuitton, Phillips de Pury & Luxembourg and several publishing companies, including Hearst Corporation, Conde Nast, Hachette and CBS. Ms. Fuchs is also a director of Pitney Bowes Inc.

Ms. Fuchs’ executive management, content and branding skills plus operations expertise, her knowledge of government operations and government partnerships with the private sector, and her keen interest and knowledge of diversity, governance and executive compensation matters provide important perspective to our Board and its Governance and Compensation Committees.

William O. Grabe, 81, director since 1993

Mr. Grabe is an Advisory Director of General Atlantic LLC, a global private equity firm. Prior to joining General Atlantic in 1992, Mr. Grabe was a Vice President and Corporate Officer of IBM Corporation. Mr. Grabe is presently a director of QTS Realty Trust, Inc. and Lenovo Group Limited. He is a former director of Infotech Enterprises Limited, Compuware Corporation, Patni Computer Systems Ltd. (now known as iGate Computer Systems Limited) and Covisint Corporation. Mr. Grabe is also a trustee of the Nature Conservatory in Florida and the NYU Entrepreneurial Institute, as well as a member of the Board of Grand Canyon Trust and the UCLA Anderson School of Management Board of Visitors.

Mr. Grabe’s extensive senior executive experience, his knowledge of business operations and his vast knowledge of the global information technology industry have made him a valued member of the Board and Governance Committee.

2020 Proxy Statement |	3

The Board of Directors

Eugene A. Hall, 63, director since 2004

Mr. Hall is the Chief Executive Officer of Gartner. Prior to joining Gartner as Chief Executive Officer in 2004, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.

As Gartner’s CEO, Mr. Hall is responsible for developing and executing on the Company’s operating plan and business strategies in consultation with the Board of Directors and for driving Gartner’s business and financial performance and is the sole management representative on the Board.

Stephen G. Pagliuca, 65, director since 1990 (except for six months in 2009 when he entered the U.S. Senate race for Massachusetts)

Mr. Pagliuca is a Managing Director of Bain Capital Private Equity, LP, a global private equity firm, and Co-Chairman of Bain Capital, L.P. He is also a Managing Partner and an owner of the Boston Celtics basketball franchise. Mr. Pagliuca joined Bain & Company in 1982, and founded the Information Partners private equity fund for Bain Capital in 1989. Prior to joining Bain, Mr. Pagliuca worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca is a former director of Burger King Holdings, Inc., HCA, Inc. (Hospital Corporation of America), Quintiles Transnational Corporation, Warner Chilcott PLC and the Weather Company. He currently serves on the Board of Directors of Axis Bank, Ltd., Kioxia Holdings Corporation and Virgin Voyages.

Mr. Pagliuca has deep subject matter knowledge of Gartner’s history, the development of its business model and the global information technology industry, as well as financial and accounting matters.

Eileen M. Serra, 65, director since 2017

Ms. Serra retired from JPMorgan Chase & Co., an international financial services company, in February 2018, where she last served as a Senior Advisor focusing on strategic growth initiatives across Chase Consumer and Community Banking businesses. From 2012 to 2016, she served as the CEO of Chase Card Services. Prior to joining Chase Card Services in 2006, Ms. Serra was a Managing Director at Merrill Lynch. She was a Senior Vice President at American Express and a partner at McKinsey & Company earlier in her career. She is currently a director of Capital One Financial Corporation.

Ms. Serra has extensive operational and management experience, having held senior positions at some of the world’s largest companies, which allows her to provide valuable guidance to our Board.

James C. Smith, 79, director since 2002 and Chairman of the Board since 2004

Mr. Smith was Chairman of the Board of First Health Group Corp., a national health benefits company until its sale in 2004. He also served as First Health’s Chief Executive Officer from January 1984 through January 2002 and President from January 1984 to January 2001.

Mr. Smith’s long-time expertise and experience as the founder, senior-most executive and chairman of the board of a successful large public company provides a unique perspective and insight into management and operational issues faced by the Board, Audit Committee and our CEO. This experience, coupled with Mr. Smith’s personal leadership qualities, qualify him to continue to serve as Chairman of the Board.

2020 Proxy Statement |	4

The Board of Directors

Director Skills, Experience and Expertise

The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of Gartner’s directors, because of their particular relevance to the Company’s business and structure. The following matrix does not encompass all the experience, qualifications, attributes or skills of our directors.

	Bisson	Bressler	Cesan	Dykstra	Fuchs	Grabe	Hall	Pagliuca	Serra	Smith	Total
Industry Experience	X	X		X			X		X		5
Technology	X			X		X	X	X			5
Public Company Boards	X	X	X	X	X	X		X		X	8
International	X	X	X	X	X	X	X	X	X		9
Leadership	X	X	X	X	X	X	X	X	X	X	10
Corporate Governance	X				X	X				X	4
Accounting		X	X	X				X		X	5
Capital Markets		X		X				X			3
Executive Compensation		X	X	X	X	X	X		X	X	8
Diversity			X	X	X				X		4
Strategic Planning/ Business Development/ M&A	X	X	X	X	X	X	X	X	X	X	10
Operations	X	X	X	X	X	X	X	X	X	X	10
Sales & Marketing			X		X	X			X	X	5

Majority Vote Standard

The Company has adopted a majority vote standard for the election of directors which provides that a nominee must receive more FOR votes than AGAINST votes for election as a director. Should a nominee fail to achieve this threshold, the nominee must immediately tender his or her resignation to the Chairman. The Board, in its discretion, can determine whether or not to accept the resignation.

Compensation of Directors

The Compensation Committee, in consultation with the Governance Committee, reviews all forms of independent director compensation and approves changes, when appropriate. The Compensation and Governance Committees are supported in this review by Exequity, LLP. The review examines director compensation in relation to two comparator groups: Peer Group and General Industry Reference Group. The Peer Group includes the same companies used to benchmark executive pay. The General Industry Reference Group includes 100 companies with median revenues similar to that of Gartner. Regular review of the director compensation program ensures that the director compensation is reasonable and reflects a mainstream approach to the structure of the compensation components and the method of delivery. Director compensation is primarily reviewed in relation to the Peer Group. Gartner did not adjust director compensation in 2019 after adjusting it in 2018 to close an identified shortfall from the Peer Group median, increasing the director annual equity grant from $200,000 to $240,000. An increase in equity compensation was the only change made to director compensation in following with Gartner’s philosophy to provide more value in equity compensation than cash. Director compensation in 2019 was determined to approximate the median of the Peer Group. The section that follows describes the current director compensation program and components.

2020 Proxy Statement |	5

The Board of Directors

Directors who are also employees receive no fees for their services as directors. Non-management directors are reimbursed for their meeting attendance expenses and receive the following compensation for their service as director:

Annual Director Retainer Fee:

$60,000 per director and an additional $100,000 for our non-executive Chairman of the Board, payable in arrears in four equal quarterly instalments, on the first business day of each quarter. These amounts are paid in common stock equivalents (“CSEs”) granted under the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”), except that a director may elect to receive up to 50% of this fee in cash. The CSEs convert into Common Stock on the date the director’s continuous status as a director terminates, unless the director elects accelerated release as provided in the 2014 Plan. The number of CSEs awarded is determined by dividing the aggregate director fees owed for a quarter (other than any amount payable in cash) by the closing price of the Common Stock on the first business day following the close of that quarter.

Annual Committee Chair Fee:	$10,000 for the chair of our Governance Committee and $15,000 for the chairs of our Audit and Compensation Committees. Amounts are payable in the same manner as the Annual Director Retainer Fee.

Annual Committee Member Fee:

$7,500 for our Governance Committee members, $10,000 for our Compensation Committee members and $15,000 for our Audit Committee members. Committee chairs receive both a committee chair fee and a committee member fee. Amounts are payable in the same manner as the Annual Director Retainer Fee.

Annual Equity Grant:

$240,000 in value of restricted stock units (“RSUs”), awarded annually on the date of the Annual Meeting. The number of RSUs awarded is determined by dividing $240,000 by the closing price of the Common Stock on the award date. The RSUs vest one year after grant subject to continued service as director through that date; release may be deferred beyond the vesting date at the director’s election.

Director Compensation Table

This table sets forth compensation earned or paid in cash, and the grant date fair value of equity awards made, to our non-management directors on account of services rendered as a director in 2019. Mr. Hall receives no additional compensation for service as director.

Name	Fees Earned Or Paid ($)(1)	Stock Awards ($)(2)	Total ($)
Peter E. Bisson	67,504	240,129	307,633
Richard J. Bressler	89,900	240,129	330,029
Raul E. Cesan	69,966	240,129	310,095
Karen E. Dykstra	74,927	240,129	315,056
Anne Sutherland Fuchs	92,592	240,129	332,721
William O. Grabe	77,471	240,129	317,600
Stephen G. Pagliuca	60,000	240,129	300,129
Eileen M. Serra	69,966	240,129	310,095
James C. Smith	174,898	240,129	415,027

2020 Proxy Statement |	6

The Board of Directors

(1)

Includes amounts earned in 2019 and paid in cash and/or CSEs on account of the Annual Director Retainer Fee, Annual Committee Chair Fee and/or Annual Committee Member Fee, described above. Does not include reimbursement for meeting attendance expenses.

(2)

Represents the grant date value of an annual equity award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, consisting of 1,574 RSUs that vest on May 30, 2020, one year from the date of the 2019 Annual Meeting (unless deferred release was elected), subject to continued service through that date. The number of RSUs awarded was calculated by dividing $240,000 by the price of our Common Stock on May 30, 2019 ($152.56) (rounded up to the nearest whole number).

Director Stock Ownership and Holding Period Guidelines

The Board believes directors should have a financial interest in the Company. Accordingly, each director is required to hold shares of Gartner common stock with a value of not less than five (5) times the Annual Director Retainer Fee ($60,000). Directors are required to achieve the guideline within three years of joining the Board. In the event a director has not satisfied the guideline within such three-year period, he/she will be required to hold 50% of net after-tax shares received from the Company either in the form of equity awards or released CSEs until the guideline is achieved. We permit directors to apply deferred and unvested equity awards towards satisfying these requirements. As of December 31, 2019, all of our directors were in compliance with these guidelines.

2020 Proxy Statement |	7

CORPORATE GOVERNANCE

Gartner is committed to maintaining strong corporate governance practices.

Corporate Governance Highlights:
➣ Independent Chairman of the Board
➣ Majority voting for directors
➣ Annual election of directors
➣ Annual Board and Committee performance evaluation
➣ Executive sessions after each Board and Committee meeting
➣ 9 out of 10 directors are independent
➣ 3 out of 10 directors are women
➣ Fully independent Board committees
➣ Annual director affirmation of compliance with Code of Conduct
➣ Annual director evaluation of CEO

Board Principles and Practices

Our Board Principles and Practices (the “Board Guidelines”) are reviewed annually and revised in light of legal, regulatory or other developments, as well as emerging best practices, by our Governance Committee and Board. The Board Guidelines, which are posted on https://investor.gartner.com, describe the Board’s responsibilities, its role in strategic development and other matters, discussed below.

Director Independence

Our Board Guidelines require that our Board be comprised of a majority of directors who meet the criteria for independence from management set forth by the New York Stock Exchange (the “NYSE”) in its corporate governance listing standards.

Our committee charters likewise require that our standing Audit, Compensation and Governance/Nominating Committees be comprised only of independent directors. Additionally, the Audit Committee members must be independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee members must be independent under Rule 16b-3 promulgated under the Exchange Act as well as applicable NYSE corporate governance listing standards, and they must qualify as outside directors under regulations promulgated under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Utilizing all of these criteria, as well as all relevant facts and circumstances, the Board annually assesses the independence from management of all non-management directors and committee members by reviewing the commercial, financial, familial, employment and other relationships between each director and the Company, its auditors and other companies that do business with Gartner. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities affiliated with one of our directors, or their immediate family members. The Board considered these transactions in determining director independence and determined that such transactions did not impair any director’s independence.

After analysis and recommendation by the Governance Committee, the Board determined that:

•

all non-management directors who served during the 2019 fiscal year (Peter Bisson, Richard Bressler, Raul Cesan, Karen Dykstra, Anne Sutherland Fuchs, William Grabe, Stephen Pagliuca, Eileen Serra and James Smith) are independent under the NYSE listing standards;

2020 Proxy Statement |	8

Corporate Governance

•	our Audit Committee members (Ms. Dykstra and Messrs. Bressler and Smith) are independent under the criteria set forth in Section 10A-3 of the Exchange Act; and

•

our Compensation Committee members (Mr. Cesan and Mses. Fuchs and Serra) are independent under the criteria set forth in Exchange Act Rule 16b-3 as well as under applicable NYSE corporate governance listing standards, and qualify as “outside directors” under Code Section 162(m) regulations.

Board Leadership Structure

The leadership of our Board rests with our independent Chairman of the Board, Mr. James C. Smith. Gartner believes that the separation of functions between the CEO and Chairman of the Board provides independent leadership of the Board in the exercise of its management oversight responsibilities, increases the accountability of the CEO and creates transparency into the relationship among executive management, the Board of Directors and stockholders. Additionally, in view of Mr. Smith’s extensive experience as a chief executive officer of a major corporation, he is able to provide an independent point of view to our CEO on important management and operational issues.

Risk Oversight

The Board of Directors, together with management, oversees risk (including cybersecurity risk) at Gartner. The Company’s strategic objectives and activities are presented by executive management to the Board and approved annually and more frequently as necessary. The Board regularly receives updates on cybersecurity matters from the Company’s Chief Information Officer and discusses identified issues at its meetings.

The Risk (Internal Audit) function reports directly to the Audit Committee and provides quarterly reports to the committee. The committee reviews the results of the internal audit annual risk assessment and the proposed internal audit plan. Subsequent quarterly meetings include an update on ongoing internal audit activities, including results of audits and any changes to the audit plan. Risk also meets with the Audit Committee in executive session on a quarterly basis.

The General Counsel, who serves as Chief Compliance Officer, also reports directly to the Audit Committee on a quarterly basis concerning the effectiveness and status of the Company’s legal and ethical compliance program and initiatives, hotline activities and litigation matters.

The Company maintains internal controls and procedures over financial reporting, as well as enterprise wide internal controls, which are updated and tested annually by management and our independent registered public accounting firm. Any internal control deficiencies and the status of remediation efforts as well as any findings of the Disclosure Controls Committee are reported to the Audit Committee on a quarterly basis.

Risk Assessment of Compensation Policies and Practices

Management conducts an annual risk assessment of the Company’s compensation policies and practices, including all executive, non-executive and business unit compensation policies and practices, as well as the variable compensation policies applicable to our global sales force. The results of this assessment are reported to the Compensation Committee. For 2019, management concluded, and the Compensation Committee agreed, that no Company compensation policies and practices created risks that were reasonably likely to have a material adverse effect on the Company.

Management Succession Planning

Succession planning is one of the Board’s most critical functions—to develop leaders who will successfully build the Company’s business. The Board and its Committees regularly review and discuss management development

2020 Proxy Statement |	9

Corporate Governance

and succession plans for the Chief Executive Officer and his direct reports. This review includes an assessment of senior executives and their potential as successor to the Chief Executive Officer.

Board and Committee Meetings and Annual Meeting Attendance

Our Board held four meetings in 2019. During 2019, all of our directors attended at least 75% of the Board and committee meetings held during the periods in which such director served as a director and/or committee member. At each regular quarterly Board and committee meeting, time is set aside for the non-management directors to meet in executive session without management present. James C. Smith, our non-executive Chairman of the Board, presides over the executive sessions at the Board meetings, and each committee chairperson presides over the executive sessions at their respective committee meetings. Directors are not required, but are invited, to attend the Annual Meeting of Stockholders. In 2019, Mr. Hall and other executive officers of the Company attended the 2019 Annual Meeting of Stockholders.

Committees Generally and Charters

As noted above, our Board has three standing committees: Audit, Compensation and Governance/Nominating, and all committee members have been determined by our Board to be independent under applicable standards. Our Board has approved a written charter for each standing committee, which is reviewed annually and revised as appropriate. The table below provides information for each Board committee in 2019:

Name	Audit	Compensation	Governance/Nominating
Peter E. Bisson			X
Richard J. Bressler	X (Chair)
Raul E. Cesan		X
Karen E. Dykstra	X
Anne Sutherland Fuchs		X (Chair)	X
William O. Grabe			X (Chair)
Stephen G. Pagliuca
Eileen M. Serra		X
James C. Smith	X
Meetings Held in 2019:	5	5	4

Audit Committee

Our Audit Committee serves as an independent body to assist in Board oversight of:
✓ the integrity of the Company’s financial statements;
✓ the Company’s compliance with legal and regulatory requirements;
✓ the independent registered public accounting firm’s retention, qualifications and independence; and
✓ the Company’s Risk, Compliance and Internal Audit functions.

Gartner has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board has determined that both Ms. Dykstra and Mr. Bressler qualify as audit committee financial experts, as defined by the rules of the Securities and Exchange Commission (the “SEC”), and that all members have the requisite accounting or related financial management expertise and are financially literate as required by the NYSE corporate governance listing standards.

2020 Proxy Statement |	10

Corporate Governance

Additionally, the Audit Committee is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm, KPMG; approves the engagement letter describing the scope of the annual audit; approves fees for audit and non-audit services; provides an open avenue of communication among the independent registered public accounting firm, the Risk and Internal Audit functions, management and the Board; resolves disagreements, if any, between management and the independent registered public accounting firm regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements and our internal control over financial reporting; and prepares the Audit Committee Report required by the SEC and included in this Proxy Statement on page 50 below.

The independent registered public accounting firm reports directly to the Audit Committee. By meeting with the independent registered public accounting firm, the internal auditor, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, any changes thereto and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally, our internal audit and compliance functions report directly to the Audit Committee. After each Audit Committee meeting, the Committee meets separately with the CFO, the independent registered public accounting firm, the Chief Compliance Officer and the internal auditor without management present.

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A toll-free phone number and web-submission form, in local language, managed by a third party is available for confidential and anonymous submission of concerns relating to accounting, auditing and illegal or unethical matters, as well as alleged violations of Gartner’s Code of Conduct or any other policies. All submissions on the hotline are reported to the General Counsel (or designee, who determines the mode of investigation), the internal auditor and the Audit Committee at each regular meeting. The Audit Committee has the power and funding to retain independent counsel and other advisors as it deems necessary to carry out its duties.

Compensation Committee

Our Compensation Committee has responsibility for:
✓	administering and approving all elements of compensation for the Chief Executive Officer and other executive officers;
✓	approving, by direct action or through delegation, all equity awards, grants, and related actions under the provisions of our equity plan, and administering the plan;
✓	participating in the evaluation of CEO and other executive officer performance (with the input and oversight of the Governance Committee and the Chairman of the Board);
✓	approving the peer group used for executive compensation benchmarking purposes;
✓	evaluating the independence of all compensation committee advisers;
✓	providing oversight in connection with company-wide compensation programs; and
✓	approving the form and amount of director compensation in consultation with the Governance/Nominating Committee.

2020 Proxy Statement |	11

Corporate Governance

The Compensation Committee reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement, recommended its inclusion herein (and in our 2019 Annual Report on Form 10-K) and issued the related report to stockholders as required by the SEC (see Compensation Committee Report on page 31 below).

Exequity LLP (“Exequity”) was retained by the Compensation Committee to provide information, analyses and advice to the Committee during various stages of 2019 executive compensation planning. Exequity reports directly to the Compensation Committee chair. In the course of conducting its activities, Exequity attended meetings of the Compensation Committee and briefed the Committee on executive compensation trends generally.

The Compensation Committee has assessed the independence of Exequity and has concluded that Exequity is independent and that its retention presents no conflicts of interest either to the Committee or the Company.

Final decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultants. Please refer to the Compensation Discussion & Analysis beginning on page 17 for a more detailed discussion of the Compensation Committee’s activities with respect to executive compensation.

Compensation Committee Interlocks and Insider Participation. During 2019, no member of the Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company required to be disclosed under Transactions with Related Persons below. Additionally, during 2019, no executive officer of the Company: (i) served as a member of the compensation committee (or full board in the absence of such a committee) or as a director of another entity, one of whose executive officers served on our Compensation Committee; or (ii) served as a member of the compensation committee (or full board in the absence of such a committee) of another entity, one of whose executive officers served on our Board.

Governance/Nominating Committee

Our Governance/Nominating Committee (the “Governance Committee”) has responsibility for:
✓ the size, composition and organization of our Board;
✓ the independence of directors and committee members under applicable standards;
✓ our corporate governance policies, including our Board Principles and Practices;
✓ the criteria for directors and the selection of nominees for election to the Board;
✓ committee assignments;
✓ assisting the Compensation Committee in determining the form and amount of director compensation;
✓ the performance evaluation of our CEO and management succession planning; and
✓ the annual Board and Committee performance evaluations.

While the Governance Committee has not specified minimum qualifications for candidates it recommends, it will consider the qualifications, skills, expertise, qualities, diversity, age, gender, availability and experience of all candidates that are presented for consideration. At the present time, three of our ten directors are women. The Board utilizes a concept of diversity that extends beyond race, gender and national origin to encompass the viewpoints, professional experience and other individual qualities and attributes of candidates that will enable the

2020 Proxy Statement |	12

Corporate Governance

Board to select candidates who are best able to carry out the Board’s responsibilities and complement the mix of talent and experience represented on the Board. In connection with its annual evaluation, the Board considers the appropriateness of the qualifications of existing directors given then current needs.

Candidates for Board nomination may be brought to the attention of the Governance Committee by current Board members, management, stockholders or other persons. All potential new candidates are fully evaluated by the Governance Committee using the criteria described above, and then considered by the entire Board for nomination.

Director Candidates submitted by Stockholders: Stockholders wishing to recommend director candidates for consideration by the Governance Committee may do so by writing to the Chairman of the Governance/Nominating Committee, c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and indicating the recommended candidate’s name, biographical data, professional experience and any other qualifications. In addition, stockholders wishing to propose candidates for election must follow our advance notice provisions. See Process for Submission of Stockholder Proposals for our 2021 Annual Meeting on page  55.

Code of Ethics and Code of Conduct

Gartner has adopted a CEO & CFO Code of Ethics which applies to our CEO, CFO, controller and other financial managers, and a Global Code of Conduct, which applies to all Gartner officers, directors and employees, wherever located. Annually, each officer, director and employee affirms compliance with the Global Code of Conduct. See Proxy and Voting Information—Available Information below.

2020 Proxy Statement |	13

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

Our Board, acting through the Governance Committee, is responsible for presenting for stockholder consideration each year a group of nominees that, taken together, has the experience, qualifications, attributes and skills appropriate and necessary to carry out the duties and responsibilities of, and to function effectively as, the board of directors of Gartner. The Governance Committee regularly reviews the composition of the Board in light of the needs of the Company, its assessment of board and committee performance, and the input of stockholders and other key stakeholders. The Governance Committee looks for certain common characteristics in all nominees, including integrity, strong professional experience and reputation, a record of achievement, constructive and collegial personal attributes and the ability and commitment to devote sufficient time and effort to board service. In addition, the Governance Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills that will enable the Board as a whole to effectively manage the array of issues it will confront in furtherance of its duties. These individual qualities can include matters such as experience in the technology industry; experience managing and operating large public companies; international operating experience; financial, accounting, executive compensation and capital markets expertise; and leadership skills and experience.

All of the nominees listed below are incumbent directors who have been nominated by the Governance Committee and Board for re-election and have agreed to serve another term. For additional information about the nominees and their qualifications, please see General Information about our Board of Directors on page 2 above. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies may be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2021 Annual Meeting of Stockholders or a successor has been elected.

Peter E. Bisson	William O. Grabe
Richard J. Bressler	Eugene A. Hall
Raul E. Cesan	Stephen G. Pagliuca
Karen E. Dykstra	Eileen M. Serra
Anne Sutherland Fuchs	James C. Smith

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR the election of each of the ten nominees to our Board of Directors.

2020 Proxy Statement |	14

EXECUTIVE OFFICERS

General Information about our Current Executive Officers:

Eugene A. Hall 63

Chief Executive Officer and director since 2004. Prior to joining Gartner as Chief Executive Officer, he was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.

Kenneth Allard 49

Executive Vice President, New Market Programs since April 2019. Mr. Allard joined Gartner as Group Vice President, Consulting in 2017 following the acquisition of L2, Inc., where he was CEO. Previously, he was a Managing Director at Huge Inc., a full service digital agency, and held senior leadership positions at research and consulting companies including Edgewater Technology Inc., Jupiter Media Metrix Inc. and Gartner, where he started his career.

Joe Beck 59

Executive Vice President, Global Technology Sales since November 2017. In his more than 20 years at Gartner, he has served as Senior Vice President, Americas End User Sales and Managing Vice President. Mr. Beck joined Gartner in 1997 when we acquired Datapro Information Services. He held sales positions at McGraw-Hill earlier in his career.

Ken Davis 51

Executive Vice President, Products & Services has been leading the Products & Services function since 2008. Previously at Gartner, he has served as Senior Vice President, End User Programs, High Tech & Telecom Programs, and Strategy, Marketing and Business Development. Prior to joining Gartner in 2005, Mr. Davis spent ten years at McKinsey & Company, where he was a partner assisting clients in the IT industry.

Alwyn Dawkins 54

Executive Vice President, Conferences has been leading the Conferences function since 2008. Previously at Gartner, he has served as Group Vice President, Asia/Pacific Sales, based in Sydney, Australia, and prior thereto, as Group Vice President, Gartner Events, where he held global responsibility for exhibit and sponsorship sales across the portfolio of Gartner events. Prior to joining Gartner in 2002, Mr. Dawkins spent ten years at Richmond Events, culminating in his role as Executive Vice President responsible for its North American business.

Mike Diliberto, 54

Executive Vice President & Chief Information Officer has been our Chief Information Officer since 2016. Previously, he served as CIO at Priceline, a leader in online travel and related services. Before joining Priceline, he held several senior technology positions at the online division of News Corp, where he was instrumental in establishing an online presence for News Corp brands such as Fox News, Fox Sports, TV Guide and Sky Sports, including launching the first major league baseball website. Previously, he held several leadership positions at Prodigy Services Company, one of the pioneering consumer-focused online services.

Michael Harris 50

Executive Vice President, Research & Advisory since August 2018. Mr. Harris has more than 20 years of experience at Gartner and has held a number of management positions in Research & Advisory. Most recently, he led the Company’s global team of IT industry experts and researchers as Senior Vice President, IT Leaders & Tech Professionals Research. Prior to joining Gartner, Mr. Harris held various roles in Centel, Sprint and AT&T.

Scott Hensel 47

Executive Vice President, Consulting since October 2017. Prior to joining Gartner, he served as President, Terex Services, Parts and Customer Solutions, at Terex Corporation, a global manufacturer of lifting and material processing products and services. Previously, he spent 14 years at McKinsey & Company where he was a partner assisting clients in the IT and Advanced Industries sectors.

2020 Proxy Statement |	15

Executive Officers

Jules Kaufman 62

Executive Vice President, General Counsel & Secretary since August 2017. Prior to joining Gartner, he was the Chief Legal Officer and Secretary at Coty Inc., a beauty products manufacturer, from 2008 through 2016. Previously, he spent 18 years at Colgate-Palmolive, last serving as General Counsel Europe/South Pacific.

Robin Kranich 49

Executive Vice President, Human Resources has been leading Human Resources since 2008. During her more than 25 years at Gartner, she has served as Senior Vice President, End User Programs; Senior Vice President, Research Operations and Business Development; Senior Vice President and General Manager of Gartner EXP; Vice President and Chief of Staff to Gartner’s president; and various sales and sales management roles. Prior to joining Gartner, Ms. Kranich was part of the Technology Advancement Group at Marriott International.

David McVeigh 52

Executive Vice President, Global Business Sales since April 2019. Previously, Mr. McVeigh served as Executive Vice President, New Market Programs and led the New Markets function since August 2015. Prior to joining Gartner, he was a managing director at Hellman & Friedman LLC, a private equity firm and an operating partner at Blackstone Group, and a partner at McKinsey & Company.

Craig W. Safian 51

Executive Vice President & Chief Financial Officer has been our Chief Financial Officer since June 2014. In his more than 17 years at Gartner, he has served as Group Vice President, Global Finance and Strategy & Business Development from 2007 until his appointment as CFO, and previously as Group Vice President, Strategy and Managing Vice President, Financial Planning and Analysis. Prior to joining Gartner, he held finance positions at Headstrong (now part of Genpact) and Bristol-Myers Squibb, and was an accountant for Friedman, LLP where he achieved CPA licensure.

2020 Proxy Statement |	16

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis, or “CD&A”, describes and explains the Company’s compensation philosophy and executive compensation program, as well as compensation awarded to and earned by, the following persons who were Named Executive Officers (“NEOs”) in 2019:

Eugene A. Hall	Chief Executive Officer
Craig W. Safian	Executive Vice President & Chief Financial Officer
Alwyn Dawkins	Executive Vice President, Conferences
Robin Kranich	Executive Vice President, Human Resources
David McVeigh	Executive Vice President, Global Business Sales

The CD&A is organized into three sections:

•

The Executive Summary, which highlights the strong year we had in 2019, the importance of our Contract Value (herein “CV”) metric, our pay-for-performance approach, and our compensation practices, all of which we believe are relevant to stockholders as they consider their votes on Proposal Two (advisory vote on executive compensation, or “Say-on-Pay”)

•	The Compensation Setting Process for 2019

•	Other Compensation Policies and Information

The CD&A is followed by the Compensation Tables and Narrative Disclosures, which report and describe the compensation and benefit amounts paid to our NEOs in 2019.

EXECUTIVE SUMMARY

2019 – Another Year of Strong Performance

In 2019, we continued to deliver strong top-line performances across our business. Total revenues showed strong growth, when comparing 2019 to 2018, fueled by double-digit growth (on an FX neutral basis) in each of our continuing business segments – Research, Conferences and Consulting.

Research, our largest and most profitable segment, was up 10% year-over-year in revenues on an FX neutral basis. Contract Value of Global Technology Sales, or GTS, which sells products and services to users and providers of technology and represents more than 80% of our total Research contract value, grew 12% on an FX neutral basis. Contract Value of Global Business Sales, or GBS, which sells products and services to all other functional leaders and represents approximately 20% of our total Research contract value, accelerated growth through the year to finish up 8% organically on an FX neutral basis, compared to a growth rate of 1.1% in the same quarter of 2018. The substantial investments we have made in GBS products, services and sales are paying off.

Our Conferences business had a strong year as well, delivering revenue growth of 18% on an FX neutral basis and destination conference attendee growth of 10%. Our Consulting segment also achieved double-digit growth in 2019 with revenues up 14% on an FX neutral basis.

We’ve made investments over the past two years across the company that position us well to capture our market opportunity. In some cases, we invested ahead of the growth which resulted in a modest increase of costs. Going forward, we’re shifting to realizing returns from those investments so we are well-positioned for sustained long-term growth.

2020 Proxy Statement |	17

Compensation Discussion & Analysis

With the great strategic position of GTS and GBS, together with leveraging the investments we have made, we expect continued strong growth in the future.

Our results continued to fuel double digit-stock price growth of 20.5% in 2019 and average annual growth of 15.1% and 12.8% on a compounded basis, over the trailing three and five year periods, respectively.

“Proxy Peers” represents the proxy peer group disclosed on page 23. “Tech Sector” represents the S&P Technology Select Sector Industry Index (XLK). All comparisons are on a total return basis, including dividends.

Contract Value–A Unique Key Performance Metric for Gartner

Total Contract Value (“CV”) represents the value attributable to all of our subscription-related contracts. It is calculated as the annualized value of contracts in effect at a specific point in time, without regard to the duration of the contract. CV primarily includes research deliverables for which revenue is recognized on a ratable basis and other deliverables (primarily conferences tickets) included with subscription-based research products for which revenue is recognized when the deliverable is utilized.

Unique to Gartner, CV is our single most important performance metric. It focuses all of our executives on driving both short-term and long-term success for our business and stockholders.

Contract Value = Both Short-Term and Long-Term Measures of Success

Short-Term	✓	Measures the value of all subscription research contracts in effect at a specific point in time.
Long-Term	✓	Measures revenue that is highly likely to recur over a multi-year period.

Comparing CV year-over-year measures the short-term growth of our business and, more important, also signals the long-term health of our Research subscription business. We believe that CV is our best, most informed and leading indicator of long-term Research revenue growth.

2020 Proxy Statement |	18

Compensation Discussion & Analysis

Our Research business comprises 79% of our overall revenue and is also our highest contribution margin business (70% for 2019). Further, many of our Research contracts are multi-year agreements, and our Research enterprise client retention and retained contract value (or wallet retention) are consistently high. As a result, CV is predictive of revenue highly likely to recur over a 3 – 5 year period, and a high CV growth rate translates to high, long-term revenue and profit growth. In addition, many of our clients pay us upfront when they purchase our research subscription services, which drives strong cash flow. For all these reasons, the Board believes that CV growth, which translates to Research revenue growth, is the most important driver of the Company’s profit growth.

Accordingly, growing CV drives both short-term and long-term corporate performance and stockholder value. As such, all Gartner executives and associates are focused at all times on growing CV. This, coupled with the fact that our investors are also focused on this metric, ensures that we are aligned on the long-term success of the Company.

However, for 2020, we have decided to make a change to our short-term incentive plan to focus on profitable growth by eliminating CV as a metric in favor of revenue. The change reflects our current business strategy of growth, while ensuring that CV remains a focus in our long-term plan. This also ensures a balance of metrics in our incentive plans, without an overweighting on any one measure. We believe this balanced approach is right for the business to achieve our long-term objectives of growth and profitability.

Key Attributes of our Executive Compensation Program – Pay for Performance

Our executive compensation plan design has successfully motivated senior management to drive outstanding corporate performance since it was first implemented in 2006. It is heavily weighted towards incentive compensation.

Key features of our compensation program are as follows:

✓	100% of executive incentive awards, including annual bonus and equity awards, are performance-based.
✓	70% of executive equity awards, and 100% of executive bonus awards are subject to forfeiture in the event the Company fails to achieve performance objectives established by the Compensation Committee.
✓	92% of the CEO’s target total compensation (82% in the case of other NEOs) is in the form of incentive compensation (bonus and equity awards).
✓	84% of our CEO’s target total compensation (67% in the case of other NEOs) is in the form of equity awards, with a focus on long-term performance.
✓	We use a longer than typical vesting period of 4 years on earned equity awards, with awards subject to increases or decreases in value based upon stock price movement.

2020 Proxy Statement |	19

Compensation Discussion & Analysis

Our Compensation Best Practices

Our compensation practices motivate our executives to achieve our operating plans and execute our corporate strategy without taking undue risks. These practices, which are consistent with “best practices” trends, include the following:

✓	We have an independent compensation consultant that reports directly to the Compensation Committee.
✓	We annually assess the Company’s compensation policies to ensure that the features of our program do not encourage undue risk.
✓	All executive officers are “at will” employees and only our CEO has an employment agreement.
✓	“Double-trigger” change in control vesting of all equity awards with limited exceptions for certain awards granted prior to 2019.
✓	We have a clawback policy applicable to all executive incentive compensation (cash bonus and equity awards).
✓	We have robust stock ownership guidelines for our directors and executive officers.
✓

We have holding period requirements that require 50% of net after tax shares from all released equity awards to be held by a director or executive officer until stock ownership guidelines are satisfied.

✓	We prohibit hedging and pledging transactions in company securities.
✓	We do not provide excise tax gross up payments.
✓	We encourage retention by providing for equity awards that vest 25% per year over 4 years.
✓	We cap payouts on incentive compensation awards to two times target.
✓

We explicitly prohibit in our equity plan:

○   Vesting period of less than 12 months on equity awards;

○   Repricing of stock options and surrendering outstanding options for new options with a lower exercise price without stockholder approval;

○   Cash buyouts of underwater options or stock appreciation rights without stockholder approval;

○   “Liberal share recycling;”

○   Granting options or stock appreciation rights with an exercise price less than the fair market value of the Company’s Common Stock on the date of grant.

✓	We do not grant equity awards to our directors or executive officers during closed trading windows.

Effect of Stockholder Advisory Vote on Executive Compensation, or Say on Pay

2019 Say on Pay Approval = 97% of votes cast

The Board has resolved to present Say on Pay proposals to stockholders on an annual basis, respecting the sentiment of our stockholders as expressed in 2017. The Company and the Compensation Committee will consider the results on this year’s advisory Say on Pay proposal in future executive compensation planning activities. Over the past several years, stockholders have consistently strongly supported our executive compensation program. We also engage our stockholders periodically to solicit their feedback on executive compensation and corporate governance matters. As such, no changes were made to the core structure of our compensation program as a result of the 2019 Say on Pay vote.

2020 Proxy Statement |	20

Compensation Discussion & Analysis

COMPENSATION SETTING PROCESS FOR 2019

This discussion explains the objectives of the Company’s compensation policies; what the compensation program is designed to reward; each element of compensation and why the Company chooses to pay each element; how the Company determines the amount (and, where applicable, the formula) for each element of pay; and how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

The Objectives of the Company’s Compensation Policies

The objectives of our compensation policies are threefold:
➣	To attract, motivate and retain highly talented, creative and entrepreneurial individuals by paying market-based compensation.
➣

To motivate our executives to maximize the performance of our Company through pay-for-performance compensation components based on the achievement of corporate performance targets that are aggressive, but attainable, given economic conditions.

➣	To ensure that, as a public company, our compensation structure and levels are reasonable from a stockholder perspective.

What the Compensation Program Is Designed to Reward

Our guiding philosophy is that the more executive compensation is linked to corporate performance, the stronger the inducement is for management to strive to improve Gartner’s performance. In addition, we believe that the design of the total compensation package must be competitive with the marketplace from which we hire our executive talent in order to achieve our objectives and attract and retain individuals who are critical to our long-term success. Our compensation program for executive officers is designed to compensate individuals for achieving and exceeding corporate performance objectives. We believe this type of compensation encourages outstanding team performance (not simply individual performance), which builds stockholder value.

Both short-term and long-term incentive compensation is earned by executives only upon the achievement of certain measurable performance objectives that are deemed by the Compensation Committee and management to be critical to the Company’s short-term and long-term success. The amount of compensation ultimately earned will increase or decrease depending upon Company performance and the underlying price of our Common Stock (in the case of long-term equity-based incentive compensation).

2020 Proxy Statement |	21

Compensation Discussion & Analysis

Principal Compensation Elements and Objectives

To achieve the objectives noted above, we have designed executive compensation to consist of three principal elements:

Base Salary	➣	Pay competitive salaries to attract and retain the executive talent necessary to develop and implement our corporate strategy and business plan
	➣	Reflect responsibilities of the position, experience of the executive and marketplace in which we compete for talent
Short-Term Incentive Compensation (cash bonuses)	➣	Motivate executives to generate outstanding performance and achieve or exceed annual operating plan
	➣	Align compensation with results
Long-Term Incentive Compensation (equity awards)	➣	Ensure rewards are commensurate with long-term performance and promote retention
	➣	Align executive rewards with long-term stock price appreciation
	➣	Facilitate the accumulation of Gartner shares by executives, thereby enhancing ownership and ensuring greater alignment with stockholders

How the Company Determines Executive Compensation

In General

The Company set aggressive performance goals in planning 2019 executive compensation. In order for our executives to earn target compensation, the Company needed to exceed double digit growth in two key performance metrics, as discussed below.

The Compensation Committee established performance objectives for short-term (bonus) and long-term (equity) incentive awards at levels that it believed would motivate performance and be adequately challenging. The target performance objectives were intended to compel the level of performance necessary to enable the Company to achieve its operating plan for 2019.

In order to achieve target compensation, executives must achieve performance objectives that were set at growth rates that significantly exceeded market norms. In other words, if we were to achieve market norm financial performance, our delivered compensation would be well below target compensation and well below payouts achieved at peer companies. If we achieved our plan targets, which were higher than market, executives would earn average pay. If we exceeded our plan targets, we would have out-performed the majority of peer companies and, at that point, executives would earn pay that exceeded market compensation.

For example, in establishing Gartner’s 2019 target CV growth rate, we compared our CV growth rate target against the revenue growth rate of the broader market (i.e., S&P 500) as well as our peer group. On a trailing 3 and 5 year basis, the broader market grew by a rate that was 5% under our target growth rate. In fact, our target growth rate was higher than the 75th percentile of the broader market. Additionally, our target growth rate exceeded the median of our proxy peer group over the same time periods. The combination validated that we had a high performing proxy peer group and that we set strong targets.

2020 Proxy Statement |	22

Compensation Discussion & Analysis

The Compensation Committee believes that using a one-year performance period for our long-term incentive awards helps accelerate growth and sustain performance. If we have a strong year, the goals for the following year are established on top of the high bar that was already set. If we had a three-year performance period and the Company overachieved in the first year, the bar would be set lower in years 2 and 3 and may demotivate our executives. A three-year performance period may also be less aggressive if business cycle risks are factored into long-term goals, while a one-year performance period allows us to more readily factor in changes in market conditions.

The short-term and long-term incentive objectives provide executives with opportunity to increase their total compensation package based upon the over-achievement of Company performance; similarly, in the case of under-achievement of corporate performance, the value of incentive awards will fall below their target value, decreasing the total compensation opportunity. In addition, we assign a greater weighting to long-term incentives than short-term awards in order to promote long-term decision-making to deliver top corporate performance, align management to stockholder interests and retain executives. We believe that long-term equity-based awards with vesting terms that are based on the achievement of pre-set financial targets serve as a strong retention incentive.

Determining Awards

Salary, short-term and long-term incentive compensation levels for executive officers (other than the CEO) are recommended by the CEO and are subject to approval by the Compensation Committee. In formulating his recommendation to the Compensation Committee, the CEO undertakes a performance review of these executives and considers input from human resources personnel at the Company, as well as benchmarking data from the compensation consultant and external market data (discussed below).

Salary, short-term and long-term incentive compensation levels for the CEO’s compensation are established by the Compensation Committee within the parameters of Mr. Hall’s employment agreement with the Company. In making its determination with respect to Mr. Hall’s compensation, the Compensation Committee evaluates his performance in conjunction with the Governance Committee and after soliciting additional input from the Chairman of the Board and other directors; considers input from the Committee’s compensation consultant; and reviews benchmarking data pertaining to CEO compensation practices at our peer companies and general trends. See Certain Employment Agreements with Executive Officers – Mr. Hall below for a detailed discussion of Mr. Hall’s agreement.

Benchmarking and Peer Group

Executive compensation planning for 2019 began mid-year in 2018. Our Compensation Committee commissioned Exequity, an independent compensation consultant, to perform a competitive analysis of our executive compensation practices (the “Compensation Study”). Exequity’s findings were considered by the Compensation Committee and by management in planning our 2019 executive compensation program. The Compensation Study utilized market data provided by Aon’s Radford Global Technology Survey for Gartner’s selected peer group of companies for executive compensation benchmarking purposes (the “Peer Group”), effective as of January 1, 2019.

The Compensation Committee reviews the Peer Group annually to ensure comparability based on Gartner’s operating characteristics, labor market relevance and defensibility. The Peer Group was modestly revised from the previous year to exclude three companies and include three new companies in recognition of Gartner’s enhanced capabilities in HR and marketing, as well as enhanced revenues. The Peer Group comprised 16 publicly-traded companies that resemble Gartner in size (in terms of revenues and number of employees), have a similar business model and with whom Gartner competes for executive talent. Gartner ranked at the 54th percentile in revenues relative to the Peer Group. The Peer Group companies included:

2020 Proxy Statement |	23

Compensation Discussion & Analysis

Adobe Inc.	Autodesk, Inc.	Aon plc	CA Inc.*

Citrix Systems, Inc.	The Interpublic Group of Companies, Inc.	Equifax Inc.	IHS Markit Ltd

Intuit Inc.	Moody’s Corporation	Nielsen Holdings plc	Red Hat Inc.*

salesforce.com, inc.	Synopsis, Inc.	Verisk Analytics, Inc.	VMWare, Inc.

*CA Inc. and RedHat were acquired in 2018 and 2019, respectively.

The 2018 competitive benchmarking analysis used for setting 2019 pay levels compared Gartner’s target compensation to that of the Peer Group. The Compensation Committee does not target NEO’s pay to a specified percentile relative to the Peer Group, but rather reviews Peer Group market data at the 25th, 50th and 75th percentile for each element of compensation, including Base Salary, Target Total Cash (Base Salary, plus Target Bonus) and Target Total Compensation (Target Total Cash plus long-term incentives). Individual total target compensation may be higher or lower than the 50th percentile based on a number of factors, including experience and tenure, retention and succession planning considerations. In addition to the compensation benchmarking, the Compensation Committee considers Company and individual performance and internal equity in evaluating and determining executive compensation recommendations.

In addition, the Compensation Committee annually reviews an analysis conducted by Exequity that evaluates the connection between Gartner’s executive pay and Company performance as measured by Total Shareholder Return and Shareholder Value against the relationship exhibited by the Peer Group. The analysis indicates that pay realized by Gartner’s NEOs is generally well aligned with Company performance.

Executive Compensation Elements Generally

Pay Mix

The following charts illustrate the relative mix of target compensation elements for the NEOs in 2019. Long-term incentive compensation consists of stock-settled stock appreciation rights (“SARs”), performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”), and represents a majority of the compensation we pay to our NEOs – 84% to the CEO, 72% to the CFO and 65% to all other NEOs. We weight compensation more heavily to long-term incentives because we believe that it contributes to a greater degree to the delivery of top performance and the retention of employees than does cash and short-term compensation (bonus).

2020 Proxy Statement |	24

Compensation Discussion & Analysis

Base Salary

We set base salaries of executive officers when they join the Company or are promoted to an executive role, by evaluating the responsibilities of the position, the experience of the individual and the marketplace in which we compete for the executive talent we need. In addition, where possible, we consider salary information for comparable positions for members of our Peer Group or other available benchmarking data. In determining whether to award salary merit increases, we consider published projected U.S. salary increase data for the technology industry and general market, as well as available world-wide salary increase data. Mr. Hall’s salary increase is established each year by the Compensation Committee after completion of Mr. Hall’s performance evaluation for the preceding year. The following table sets forth the 2018 and 2019 base salary of each NEO and the corresponding year-over-year percentage increase:

NEO	2018 Base Salary ($)	2019 Base Salary ($)	Percentage Increase
Eugene A. Hall	908,197	908,197	0%
Craig W. Safian	575,000	600,000	4.3%
Alwyn Dawkins	480,000	495,000	3.1%
Robin Kranich	478,892	495,000	3.4%
David McVeigh	480,000	495,000	3.1%

Short-Term Incentive Compensation (Cash Bonuses)

All bonuses to executive officers are awarded pursuant to Gartner’s stockholder-approved Executive Performance Bonus Plan. This plan is designed to motivate executive officers to achieve goals relating to the performance of Gartner, its subsidiaries or business units, or other objectively determinable goals, and to reward them when those objectives are satisfied. We believe that the relationship between proven performance and the amount of short-term incentive compensation paid promotes, among executives, decision-making that increases stockholder value and promotes Gartner’s success.

2020 Proxy Statement |	25

Compensation Discussion & Analysis

In 2019, bonus targets for all NEOs, including Mr. Hall, were based solely upon achievement of 2019 company-wide financial performance objectives (with no individual performance component). The financial objectives and weightings used for 2019 executive officer bonuses were:

•	2019 Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), which measures overall profitability from business operations (weighted 50%), on a foreign exchange neutral basis, and

•	Contract Value (CV) at December 31, 2019 which, as described above, measures the long–term prospects of our business (weighted 50%), on a foreign exchange neutral basis.

Management and our Compensation Committee continue to believe that CV and EBITDA and are the most significant measurements of long-term business growth and profitability and for our Company, respectively. They have been successfully used for several years as performance metrics applicable to short-term incentive compensation that drive business performance and that motivate executive officers to achieve outstanding performance.

Beginning in 2020, the Compensation Committee has changed the financial objectives for executive officer bonuses to EBIDTA (weighted 50%) and Revenue (weighted 50%). The Compensation Committee believes that changing one of the financial metrics from CV to Revenue, which is a good indicator of short-term performance, will reinforce our 2020 business objective to grow EBITDA at least commensurate with revenue. Further, the change eliminates the overlap of short-term and long-term performance metrics and is better aligned with best practice.

For 2019, each executive officer was assigned a bonus target that was expressed as a percentage of salary, which varied from 60% to 105% of salary depending upon the executive’s level of responsibility and in most cases was 5% greater than the previous year. With respect to our NEOs, 2019 bonus targets as a percentage of base salary, were 105% for Mr. Hall and 85% for each of Messrs. Safian, Dawkins, McVeigh and Ms. Kranich. The maximum payout for 2019 bonus was 200% of target if the maximum level of EBITDA and CV were achieved; the minimum payout was $0 if minimum levels were not achieved. The following table sets forth the threshold, target and maximum payout amounts for each NEO:

NEO	Threshold ($)	Target ($)	Maximum ($)

Eugene A. Hall	0	953,607	1,907,214

Craig W. Safian	0	510,000	1,020,000

Alwyn Dawkins	0	420,750	841,500

Robin Kranich	0	420,750	841,500

David McVeigh	0	420,750	841,500

The chart below describes the performance metrics applicable to our 2019 short–term incentive compensation element. When adopting these financial metrics, the Compensation Committee expressly reserved the authority to adjust the performance goals to reflect the effect of any merger, acquisition and divestiture activity. In February 2020, the Compensation Committee certified that the results for each performance metric under the bonus plan were as follows:

2019 Performance Objective/ Weight	Target (100%)	< Minimum (0%)	=/> Maximum (200%)	Actual Results

2019 EBITDA/50%	$744 million	$608 million	$791 million	$684 million

12/31/19 Contract Value/50%	$3,402 million	$2,555 million	$3,544 million	$3,446 million

2020 Proxy Statement |	26

Compensation Discussion & Analysis

The Contract Value results in the table above translated to a payout percentage of 141.7%. For the EBITDA component, the results above translated to a payout percentage of 50.0%. Since each objective was weighted 50%, based on these results, the Compensation Committee determined that earned cash bonuses for each NEO were 95.8% of target bonus amounts. These bonuses were paid in February 2020. See Summary Compensation Table – Non-Equity Incentive Plan Compensation for the amount of cash bonuses earned by our NEOs in 2019.

Long-Term Incentive Compensation (Equity Awards)

Promoting stock ownership is a key element of our compensation program philosophy. Stock-based incentive compensation awards – especially when they are assigned a combination of performance and time-based vesting criteria–induce enhanced performance, promote retention of executive officers and align executives’ personal rewards with long-term stock price appreciation, thereby integrating management and stockholder interests. We have evaluated different types of long-term incentives based on their motivational value, cost to the Company and appropriate share utilization under our stockholder-approved 2014 Long-Term Incentive Plan (the “2014 Plan”) and have determined that SARs and PSUs create the right balance of motivation, retention, alignment with stockholders and share utilization.

SARs permit executives to benefit from an increase in stock price over time. SAR value can be realized only after the SAR vests. Our SARs are stock-settled and vested SARs may be exercised up to seven years from grant date. When the SAR is exercised, the executive receives shares of our Common Stock equal in value to the aggregate appreciation in the price of our Common Stock from the date of grant to the exercise date for all SARs exercised. Therefore, SARs only have value to the extent the price of our Common Stock exceeds the grant price of the SAR. In this way, SARs motivate our executives to increase stockholder value and thus align their interests with those of our stockholders.

PSUs offer executives the opportunity to receive our Common Stock contingent on the achievement of performance goals and continued service over the vesting period. PSU recipients are eligible to earn a target fixed number of restricted stock units if and to the extent stipulated one-year performance goals are achieved. They can earn more units if the Company over-performs (up to 200% of their target number of units), and they will earn fewer units (and potentially none) if the Company under-performs. PSUs encourage executives to increase stockholder value while promoting executive retention over the long-term. Released shares have value even if our Common Stock price does not increase, which is not the case with SARs.

The value of long-term incentive awards granted to executives each year is based on several factors, including external market practices, the Company’s financial performance, the value of awards granted in prior years, succession considerations and individual performance. For 2019, the Compensation Committee increased LTI awards for NEOs from last year based on those factors considered. The CEO’s LTI award increased by 7% (no other increase in any other element of compensation was provided), the CFO’s LTI award increased by 21%, and all other NEO’s LTI awards increased by 6%. The greatest increase in LTI was reserved for the CFO in recognition of the shortfall of his compensation relative to the market, due to his limited tenure in the role. It is the Company’s philosophy to move an executive to fully competitive rates over time.

Consistent with weightings in prior years, when the compensation program was established in early 2019, 30% of each executive’s long-term incentive compensation award value was granted in SARs and 70% was granted in PSUs. PSUs deliver value utilizing fewer shares since the executive can earn the full share rather than just the appreciation in value over the grant price (as is the case with SARs). Additionally, the cost efficiency of PSUs enhances the Company’s ability to conservatively utilize the 2014 Plan share pool, which is why we conveyed a larger portion of the 2019 overall long-term incentive compensation value in PSUs rather than in SARs. For purposes of determining the number of SARs awarded, the allocated SAR award value is divided by the Black-Scholes-Merton valuation on the date of grant using assumptions appropriate on that date. For purposes of determining the target number of PSUs awarded, the allocated target PSU award value is divided by the closing price of our Common Stock on the date of grant as reported by the New York Stock Exchange.

2020 Proxy Statement |	27

Compensation Discussion & Analysis

All SARs and PSUs are earned, vest and, with respect to PSUs, release 25% per year commencing one (1) year from grant and on each anniversary thereof, subject to continued service on the applicable vesting date. We believe that this vesting schedule effectively focuses our executives on delivering long-term value growth for our stockholders and drives retention. The maximum payout for the 2019 PSUs was 200% of target if the maximum level of CV was achieved; the PSUs are subject to forfeiture if minimum levels of performance are not achieved.

The Compensation Committee approved CV (measured at December 31, 2019) as the performance measure underlying PSUs awarded in 2019. As noted earlier, we continue to believe that CV is the best performance metric to measure the long–term prospects of our business because it is predictive of future revenue.

The chart below describes the performance metrics applicable to the PSU portion of our 2019 long–term incentive compensation element measured on a foreign exchange neutral basis. When adopting the performance metrics, the Compensation Committee expressly reserved the authority to adjust the performance goals to reflect the effects of any merger, acquisition and divestiture activity. In February 2020, the Compensation Committee certified the result as follows:

2019 Performance Objective/Weight	Target (100%)	Target Growth YOY	< Minimum (0%)	=/> Maximum (200%)	Actual (measured at 12/31/19)	Payout (% of Target)	Actual Growth YOY
Contract Value/100%	$3,402 million	10.2%	$2,555 million	$3,544 million	$3,446 million	141.7%	11.7%

The CV target represented double digit growth. Actual CV certified by the Compensation Committee in early 2020 was $3,446 million, exceeding the target amount. Based on this, the Compensation Committee determined that 141.7% of the target number of PSUs was earned based on the established performance goals. The PSUs were adjusted by this factor in early 2020 after certification of the achievement of this performance measure by the Compensation Committee, and 25% of the adjusted awards vested on the first anniversary of the grant date. See Grants of Plan-Based Awards Table – Possible Payouts Under Equity Incentive Plan Awards and accompanying footnotes below for the actual number of SARs and PSUs awarded to our NEOs in 2019.

Additional Compensation Elements

We maintain a non-qualified deferred compensation plan for our highly compensated employees, including our executive officers, to assist eligible participants with retirement and tax planning by allowing them to defer compensation in excess of amounts permitted to be deferred under our 401(k) plan. The non-qualified deferred compensation plan allows eligible participants to defer up to 50% of base salary and/or 100% of bonus to a future period. In addition, as a further inducement to participation in this plan, the Company presently matches contributions by executive officers, subject to certain limits. For more information concerning this plan, see Non-Qualified Deferred Compensation Table and accompanying narrative and footnotes below.

In order to further achieve our objective of providing a competitive compensation package with great retention value, we provide various other benefits to our executive officers that we believe are typically available to, and expected by, persons in senior business roles. Our basic executive perquisites program includes 35 days paid time off (PTO) annually, severance and change in control benefits (discussed below) and relocation services where necessary due to a promotion. Mr. Hall’s perquisites, severance and change in control benefits are governed by his employment agreement with the Company, which is discussed in detail below under Certain Employment Agreements with Executive Officers – Mr. Hall. For more information concerning perquisites, see Other Compensation Table and accompanying footnotes below.

2020 Proxy Statement |	28

Compensation Discussion & Analysis

OTHER COMPENSATION POLICIES AND INFORMATION

Executive Stock Ownership and Holding Period Guidelines

In order to align management and stockholder interests, the Company has adopted stock ownership guidelines for our executive officers as follows: the CEO is required to hold shares of Common Stock with a value at least equal to six (6) times his base salary, and all other executive officers are required to hold shares of Common Stock with a value at least equal to three (3) times their base salary. For purposes of computing the required holdings, officers may count shares directly held, as well as vested and unvested restricted stock units and PSUs, but not options or SARs.

Additionally, the Company imposes a holding period requirement on our executive officers. If an executive officer of the Company is not in compliance with the stock ownership guidelines, the executive is required to maintain ownership of at least 50% of the net after-tax shares of Common Stock acquired from the Company pursuant to all equity-based awards received from the Company, until such individual’s stock ownership requirement is met. At December 31, 2019, all the NEOs were in compliance with these guidelines.

Clawback Policy

The Company has adopted a clawback policy which provides that the Board (or a committee thereof) may seek recoupment on behalf of the Company from a current or former executive officer of the Company who engages in fraud, omission or intentional misconduct that results in a required restatement of any financial reporting under the securities or other laws, and that the cash-based or equity-based incentive compensation paid to the officer exceeds the amount that should have been paid based upon the corrected accounting restatement, resulting in an excess payment. Recoupment includes the reimbursement of any cash-based incentive compensation (bonuses) paid to the executive, cancellation of vested and unvested performance-based restricted stock units, stock options and stock appreciation rights, and reimbursement of any gains realized on the sale of released stock unit awards and the exercise of stock options or stock appreciation rights and subsequent sale of underlying shares.

Hedging and Pledging Policies

The Company’s Insider Trading Policy prohibits all directors, executive officers and other employees from engaging in any short selling, hedging and/or pledging transactions with respect to Company securities.

Accounting and Tax Impact

In setting 2019 compensation, the Compensation Committee and management considered that for taxable years beginning after December 31, 2017, the exemption from Code Section 162(m)’s deduction limit that formerly existed for certain “performance-based” compensation was repealed (except for certain grandfathered compensation arrangements that were in effect as of November 2, 2017). Accordingly, we expect that compensation awarded to our executives who are “covered employees” under Section 162(m) in 2018 and subsequent years will not be deductible to the extent that it results in compensation above the $1 million threshold established under Section 162(m). Furthermore, the rules and regulations promulgated under Section 162(m) are complicated and subject to change. As such, there can be no assurance that any grandfathered compensation awarded in prior years will be fully tax deductible when paid. Notwithstanding repeal of the exemption for “performance-based” compensation, the Compensation Committee intends to operate our executive compensation program in a manner that they believe best aligns compensation with our pay-for-performance philosophy.

2020 Proxy Statement |	29

Compensation Discussion & Analysis

Grant of Equity Awards

The Board has a formal policy with respect to the grant of equity awards under our equity plans. Under our 2014 Plan, equity awards may include stock options, stock appreciation rights, restricted stock awards (RSAs), restricted stock units (RSUs) and performance-based restricted stock units. The Compensation Committee may not delegate its authority with respect to Section 16 persons, nor in any other way that would jeopardize the plan’s qualification under Code Section 162(m) (as in effect prior to 2018 for grandfathered awards) or Exchange Act Rule 16b-3. Accordingly, our policy specifies that all awards to our Section 16 executive officers must be approved by the Compensation Committee on or prior to the award grant date, and that all such awards will be made and priced on the date of Compensation Committee approval, except in the case of new hires, which is discussed below.

Consistent with the 2014 Plan, the Compensation Committee annually approves a delegation of authority to the CEO to make equity awards under our equity Plan to Gartner employees (other than Section 16 reporting persons) on account of new hires, retention or promotion without the approval of the Compensation Committee. In 2019, the delegation of authority specified a maximum grant date award value of $500,000 per individual, and a maximum aggregate grant date award value of $5,000,000 for the calendar year. For purposes of this computation, in the case of RSAs, RSUs and PSUs, value is calculated based upon the fair market value (defined as the closing price on the date of grant as reported by NYSE) of a share of our Common Stock, multiplied by the number of RSAs, RSUs or PSUs awarded. In the case of options and SARs, the grant date value of the award will be the Black-Scholes-Merton calculation of the value of the award using assumptions appropriate on the award date. Any awards made under the CEO-delegated authority are reported to the Compensation Committee at the next regularly scheduled committee meeting.

As discussed above, the structure and value of annual long-term incentive awards comprising the long-term incentive compensation element of our compensation package to executive officers are established and approved by the Compensation Committee in the first quarter of each year. The specific terms of the awards (number of PSUs and SARs and related performance criteria) are determined, and the awards are approved and made, on the same date and after the release of the Company’s prior year financial results.

It is the Company’s policy not to make equity awards to executive officers prior to the release of material non-public information. Generally speaking, awards for newly hired executives that are given as an inducement to joining the Company are made on the 15th or 30th day of the month first following the executive’s start date, and retention and promotion awards are made on the 15th or 30th day of the month first following the date of Compensation Committee approval; however, we may delay making these awards pending the release of material non-public information.

2020 Proxy Statement |	30

Compensation Discussion & Analysis

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Gartner, Inc. has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s proxy statement for the 2020 Annual Meeting of Stockholders.

Compensation Committee of the Board of Directors

Anne Sutherland Fuchs

Raul E. Cesan

Eileen M. Serra

2020 Proxy Statement |	31

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

All compensation data contained in this Proxy Statement is stated in U.S. Dollars.

Summary Compensation Table

This table describes compensation earned by our NEOs in the years indicated. As you can see from the table and consistent with our compensation philosophy discussed above, long-term incentive compensation in the form of equity awards comprises a significant portion of total compensation.

Name and Principal Position	Year	Base Salary (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (1), (3)	All Other Compensation (4)	Total
Eugene A. Hall, Chief Executive Officer (PEO) (5)	2019	908,197	7,007,347	3,003,182	913,555	127,964	11,960,245
	2018	908,197	6,537,043	2,801,583	1,119,534	136,160	11,502,517
	2017	908,197	6,889,130	2,523,939	1,432,317	120,647	11,874,230
Craig W. Safian, EVP & Chief Financial Officer (PFO)	2019	593,750	1,991,128	853,343	488,580	55,287	3,982,088
	2018	568,750	1,644,887	704,983	540,040	47,533	3,506,193
	2017	541,250	1,374,873	492,851	619,575	47,158	3,075,707
Alwyn Dawkins, EVP, Conferences	2019	491,250	1,201,570	514,983	403,078	48,961	2,659,842
	2018	476,236	1,133,573	485,861	450,816	49,414	2,595,900
	2017	461,559	1,076,004	386,189	523,759	43,530	2,491,041
Robin Kranich, EVP, Human Resources	2019	490,973	1,201,570	514,983	403,078	37,630	2,648,234
	2018	475,405	1,133,573	485,861	449,775	39,967	2,584,581
David McVeigh, EVP, Global Business Sales	2019	491.250	1,201,570	514,983	403,078	44,358	2,655,239
	2018	476,236	1,133,573	485,861	450,816	40,000	2,586,486
	2017	461,559	1,076,004	386,189	523,759	34,675	2,482,186

(1)

All NEOs elected to defer a portion of their 2019 salary and/or 2019 bonus under the Company’s Non-Qualified Deferred Compensation Plan. Amounts reported include the 2019 deferred portion, and accordingly does not include amounts, if any, released in 2019 from prior years’ deferrals. See Non-Qualified Deferred Compensation Table below.

(2)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of performance-based restricted stock units, or PSUs (Stock Awards), time-based restricted stock units, or RSUs (Stock Awards), and stock-settled stock appreciation rights, or SARs (Option Awards), granted to the NEOs. The value reported for the annual PSU awards is based upon the probable outcome of the performance objective as of the grant date, which is consistent with the grant date estimate of the aggregate compensation cost to be recognized over the service period, excluding the effect of forfeitures, for the target grant date award value. The potential maximum value of all PSUs, assuming attainment of the highest level of the performance conditions, is 200% of the target value. For 2019, the grant date fair value of these PSUs assuming maximum payout is as follows: $14,014,694 (Mr. Hall); $3,982,256 (Mr. Safian); $2,403,140 (Messrs. Dawkins and McVeigh and Ms. Kranich). All equity grants are subject to forfeiture. See footnote (2) to Grants of Plan-Based Awards Table below for additional information. See also Note 10 – Stock-Based Compensation - in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019 for additional information.

(3)

Represents performance-based cash bonuses earned at December 31 of the applicable year and paid in the following February. See footnote (1) to Grants of Plan-Based Awards Table below for additional information.

2020 Proxy Statement |	32

Compensation Tables and Narrative Disclosures

(4)	See Other Compensation Table below for additional information.

(5)	Mr. Hall is a party to an employment agreement with the Company. See Certain Employment Agreements with Executive Officers – Mr. Hall below.

Other Compensation Table

This table describes each component of the All Other Compensation column in the Summary Compensation Table for 2019.

Name	Company Match Under Defined Contribution Plans (1)	Company Match Under Non-qualified Deferred Compensation Plan (2)	Other (3)	Total
Eugene A. Hall	7,200	73,909	46,855	127,964
Craig W. Safian	7,200	38,152	9,935	55,287
Alwyn Dawkins	7,200	30,483	11,278	48,961
Robin Kranich	7,200	30,430	—	37,630
David McVeigh	7,200	30,483	6,675	44,358

(1)	Represents the Company’s 4% matching contribution to the NEO’s 401(k) account (subject to limitations).

(2)

Represents the Company’s matching contribution to the NEO’s contributions to our Non-Qualified Deferred Compensation Plan. See Non-Qualified Deferred Compensation Table below for additional information.

(3)	In addition to perquisites and benefits specified below, includes other perquisites and personal benefits provided to the NEO.

For Mr. Hall, includes a car allowance of $30,996 received by him per the terms of his employment agreement. Also includes a tax gross-up payment of $7,382 that the Company paid to reimburse him on an after-tax basis for the income imputed in respect of his spouse’s trip to the Company’s Winner’s Circle, which is a reward event for the Company’s top sales associates.

For Messrs. Safian, Dawkins, and McVeigh, includes tax gross-up payments of $4,865, $4,638, and $3,269, respectively, that the Company paid to reimburse each of them on an after-tax basis for the income imputed in respect of their spouse’s trip to the Company’s Winner’s Circle. For Mr. Dawkins, also includes $864 of tax gross-up payment that the Company paid to reimburse him on an after-tax basis for the income imputed in respect of certain tax services he received.

2020 Proxy Statement |	33

Compensation Tables and Narrative Disclosures

Grants of Plan-Based Awards Table

This table provides information about awards made to our NEOs in 2019 pursuant to non-equity incentive plans (our short-term incentive cash bonus program) and equity incentive plans (performance restricted stock units (PSUs), and stock appreciation rights (SARs) awards comprising long-term incentive compensation under our 2014 Plan).

		Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Possible Payouts Under Equity Incentive Plan Awards (2)			All other option awards: Number of securities underlying options (#)(2)	Exercise or Base Price of Option Awards ($/Sh) ($) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eugene A. Hall		-	-	-	0	48,999 PSUs	97,998 PSUs	-	-	7,007,347
	2/6/19	-	-	-	-	-	-	92,192 SARs	143.01	3,003,182
	-	0	953,607	1,907,214	-	-	-	-	-	-
Craig W. Safian	2/6/19	-	-	-	0	13,923 PSUs	27,846 PSUs	-	-	1,991,128
	2/6/19	-	-	-	-	-	-	26,196 SARs	143.01	853,343
	-	0	510,000	1,020,000	-	-	-	-	-	-
Alwyn Dawkins	2/6/19	-	-	-	0	8,402 PSUs	16,804 PSUs	-	-	1,201,570
	2/6/19	-	-	-	-	-	-	15,809 SARs	143.01	514,983
	-	0	420,750	841,500	-	-	-	-	-	-
Robin Kranich	2/6/19	-	-	-	0	8,402 PSUs	16,804 PSUs	-	-	1,201,570
	2/6/19	-	-	-	-	-	-	15,809 SARs	143.01	514,983
	-	0	420,750	841,500	-	-	-	-	-	-
David McVeigh	2/6/19	-	-	-	0	8,402 PSUs	16,804 PSUs	-	-	1,201,570
	2/6/19	-	-	-	-	-	-	15,809 SARs	143.01	514,983
	-	0	420,750	841,500	-	-	-	-	-

(1)

Represents cash bonuses that could have been earned in 2019 based solely upon achievement of specified financial performance objectives for 2019 and ranging from 0% (threshold) to 200% (maximum) of target (100%). Bonus targets (expressed as a percentage of base salary) were 105% for Mr. Hall, and 85% for each of Messrs. Safian, Dawkins and McVeigh and Ms. Kranich. Performance bonuses earned in 2019 and paid in February 2020 were adjusted to 95.8% of their target bonus. The cash bonuses are reported under Non-Equity Incentive Plan Compensation in the Summary Compensation Table. See Short-Term Incentive Compensation (Cash Bonuses) in the CD&A for additional information.

(2)

Represents the number of PSUs and SARs awarded to the NEOs on February 6, 2019. The target number of PSUs (100%) for the annual PSU award was subject to adjustment ranging from 0% (threshold) to 200% (maximum) based solely upon achievement of an associated financial performance objective, and was adjusted to 141.7% of target in February 2020. The adjusted number of such PSUs awarded was: Mr. Hall – 69,431; Mr. Safian – 19,728; Messrs. Dawkins and McVeigh and Ms. Kranich – 11,905. All PSUs and SARs vest 25% per year commencing one year from grant, subject to continued employment on the vesting date except in the case of death, disability and retirement. See Long-Term Incentive Compensation (Equity Awards) in the CD&A for additional information.

(3)	Represents the closing price of our Common Stock on the New York Stock Exchange on the grant date.

(4)	See footnote (2) to the Summary Compensation Table.

2020 Proxy Statement |	34

Compensation Tables and Narrative Disclosures

Certain Employment Agreements with Executive Officers

Our Chief Executive Officer, Mr. Hall, is a party to a long-term employment agreement with the Company. No other NEO has an employment agreement with the Company.

Mr. Hall – Employment Agreement

The Company and Mr. Hall are parties to a Second Amended and Restated Employment Agreement pursuant to which Mr. Hall has agreed to serve as chief executive officer of the Company and is entitled to be nominated to the board of directors (the “CEO Agreement”) until December 31, 2021. The CEO Agreement provides for automatic one year renewals commencing on January 1, 2022, and continuing each year thereafter, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term.

Under the CEO Agreement, Mr. Hall is entitled to the following annual compensation components:

Component	Description
Base Salary	➣ $908,197, subject to adjustment on an annual basis by the Compensation Committee
Target Bonus

➣   105% of annual base salary (target), adjusted for achievement of specified Company and individual objectives

➣   The actual bonus paid may be higher or lower than target based upon over- or under-achievement of objectives, subject to a maximum actual bonus of 210% of base salary

Long – term incentive award

➣   Aggregate annual value on the date of grant at least equal to $9,874,375 minus the sum of base salary and target bonus for the year of grant (the “Annual Incentive Award”)

➣   The Annual Incentive Award will be 100% unvested on the date of grant, and vesting will depend upon the achievement of performance goals to be determined by the Compensation Committee

➣   The terms and conditions of each Annual Incentive Award will be determined by the Compensation Committee, and will be divided between restricted stock units (RSUs) and stock appreciation rights (SARs)

➣   The number of RSUs initially granted each year will be based upon the assumption that specified Company objectives set by the Compensation Committee will be achieved, and may be adjusted so as to be higher or lower than the number initially granted for over- or under-achievement of such specified Company objectives

Other

➣   Car allowance

➣   All benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability

➣   Entitled to be nominated for election to the Board

2020 Proxy Statement |	35

Compensation Tables and Narrative Disclosures

Termination and Related Payments – Mr. Hall

Involuntary or Constructive Termination (no Change in Control)

Mr. Hall’s employment is at will and may be terminated by him or us upon 60 days’ notice. If we terminate Mr. Hall’s employment involuntarily (other than within 24 months following a Change In Control (defined below)) and without Business Reasons (as defined in the CEO Agreement) or a Constructive Termination (as defined in the CEO Agreement) occurs, or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement, then Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➣ accrued base salary and unused paid time off (“PTO”) through termination ➣ 36 months continued base salary paid pursuant to normal payroll schedule
Short-Term Incentive Award (Bonus)	➣ earned but unpaid bonus ➣ 300% of the average of Mr. Hall’s earned annual bonuses for the three years preceding termination, payable in a lump sum
Long – Term Incentive Award

➣   36 months’ continued vesting in accordance with their terms (including achievement of applicable performance objectives) of all outstanding equity awards

➣   a lump sum payment in cash equal to the value of any ungranted Annual Incentive Awards, multiplied by the percentage of such award that would vest within 36 months following termination (i.e., 75% in the case of a four year vesting period)

Other	➣ reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

Payment of severance amounts is conditioned upon execution of a general release of claims against the Company and compliance with 36-month non-competition and non-solicitation covenants. In certain circumstances, payment will be delayed for six months following termination under Code Section 409A.

Involuntary or Constructive Termination, and Change in Control

Within 24 months of a Change in Control: if Mr. Hall’s employment is terminated involuntarily and without Business Reasons; or a Constructive Termination occurs; or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement (i.e., double trigger), Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➣ accrued base salary and unused PTO through termination ➣ 3 times base salary then in effect, payable 6 months following termination
Short-Term Incentive Award (Bonus)	➣ any earned but unpaid bonus ➣ 3 times target bonus for fiscal year in which Change In Control occurs, payable 6 months following termination
Long – Term Incentive Award

➣   any ungranted but earned Annual Incentive Awards will be granted

➣   all unvested outstanding equity will have the service requirement deemed fully satisfied, all performance goals or other vesting criteria will be deemed achieved (i) if the performance period has been completed, at actual level of performance, or (ii) if the performance period has not been completed, at target level of performance, and all stock options and SARs will be exercisable as to all covered shares

Other	➣ reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

2020 Proxy Statement |	36

Compensation Tables and Narrative Disclosures

For equity awards granted after February 7, 2019, Mr. Hall’s unvested outstanding equity awards will only vest in connection with a Change in Control if Mr. Hall’s employment is terminated under the circumstances described above within 24 months following the Change in Control (i.e., if a “double trigger” occurs). For equity awards granted on or prior to February 7, 2019, immediately upon a Change in Control (regardless of whether there is a termination of employment), all of Mr. Hall’s unvested outstanding equity awards will vest in full, all performance goals or other vesting criteria will be deemed achieved at target levels and all stock options and SARs will be exercisable as to all covered shares. Additionally, any ungranted, but accrued Annual Incentive Awards will be awarded prior to consummation of the Change in Control.

Should any payments received by Mr. Hall upon a Change in Control constitute a “parachute payment” within the meaning of Code Section 280G, Mr. Hall may elect to receive either the full amount of his Change in Control payments, or such lesser amount as will ensure that no portion of his severance and other benefits will be subject to excise tax under Code Section 4999. Additionally, certain payments may be delayed for six months following termination under Code Section 409A.

The CEO Agreement utilizes the 2014 Plan definition of “Change in Control” which currently provides that a Change in Control will occur when (i) there is a change in ownership of the Company such that any person (or group) becomes the beneficial owner of 50% of our voting securities, (ii) there is a change in the ownership of a substantial portion of the Company’s assets or (iii) there is a change in the effective control of the Company such that a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election.

In the CEO Agreement, Mr. Hall also agrees not to engage in any competitive activities and not to solicit Gartner employees for 36 months following termination of employment.

Termination and Related Payments – Other Executive Officers

In the event of termination for cause, voluntary resignation or as a result of death, disability or retirement, no severance benefits are provided. In the event of termination for cause or voluntary resignation, all equity awards are forfeited except as discussed below under Death, Disability and Retirement. In the event of termination without cause (including in connection with a Change in Control), other executive officers are entitled to receive the following benefits:

Component	Description
Base Salary	➣ accrued base salary and unused PTO (not to exceed 25 days) through termination ➣ 12 months continued base salary paid pursuant to normal payroll schedule
Long–Term Incentive Awards

➣   If terminated within 12 months of a Change In Control, all unvested outstanding equity will vest in full (upon adjustment if performance adjustment has not occurred on termination), and all stock options and SARs will be exercisable as to all covered shares for 12 months following termination; otherwise unvested awards are forfeited

➣   If no Change In Control, unvested equity awards are forfeited (except in the case of death, disability and retirement, discussed below)

Other	➣ Reimbursement for up to 12 months’ COBRA premiums for executive and family

In order to receive severance benefits, the executive officers who are terminated are required to execute and comply with a separation agreement and release of claims in which, among other things, the executive reaffirms his or her commitment to confidentiality, non-competition and non-solicitation obligations and releases the Company from various employment-related claims. In addition, in the case of NEOs (other than Mr. Hall), severance will not be paid to any executive who refuses to accept an offer of comparable employment from

2020 Proxy Statement |	37

Compensation Tables and Narrative Disclosures

Gartner or who does not cooperate or ceases to cooperate when being considered for a new position with Gartner, in each case as determined by the Company. Finally, under certain circumstances, payments and release of shares may be delayed for six months following termination under Code Section 409A.

Death, Disability and Retirement

Our executive officers are entitled to immediate vesting of all outstanding awards in the case of termination due to death or disability, and continued vesting depending upon the age of the officer in the case of retirement (as defined) as described in the following table:

Termination Event	Treatment of Unvested Equity Awards
Death or Disability	➣ 100% vesting upon event
Retirement – not eligible	➣ Unvested awards forfeited

Retirement – eligible (awards granted prior to 2020)

➣ Retirement eligible if: (i) on the date of retirement the officer is at least 55 years old and has at least 5 years of service and (ii) the sum of the officer’s age and years of service is 65 or greater

➣ If < 60 years of age, 12 months of continued vesting

➣ If 60, 24 months of continued vesting

➣ If 61, 36 months of continued vesting

➣ If 62 or older, unvested awards will continue to vest in full in accordance with their terms

➣ For a retirement in the year that an award is granted, the unvested portion of such award that is eligible to vest will be prorated based on the number of days in the year of grant during which the officer was employed

Retirement – eligible (awards granted in 2020 or after) ➣ Retirement eligible if on the date of retirement, the officer is at least 55 years old and has at least 10 years of service

➣ Unvested awards continue to vest in full in accordance with their terms (subject to certain conditions)

➣ For a retirement in the year that an award is granted, the unvested portion of such award that is eligible to vest will be prorated based on the number of days in the year of grant during which the officer was employed

In order to receive retirement vesting, an officer must be retirement “eligible” on the date of retirement, as described in the table above; if not, all unvested awards are forfeited upon retirement. At December 31, 2019, of our NEOs, only Mr. Hall would have qualified for the additional vesting benefit upon retirement for his outstanding equity awards. Disability is defined in our current equity award agreements as total and permanent disability.

For all SAR awards granted prior to 2015, the SARs remain exercisable through the earlier of the applicable expiration date or one year from termination in the case of death, disability or retirement. Commencing with the 2015 SAR awards, the SARs remain exercisable through the earlier of the applicable expiration date or one year from termination in the case of death and disability, and through the expiration date in the case of retirement. Upon termination for any other reason, vested SARs remain exercisable through the earlier of the applicable expiration date or 90 days from the date of termination.

In the case of death, disability or retirement, unvested PSUs held by an officer that are eligible to vest will be earned, if at all, based upon achievement of the related performance metric upon certification by the Compensation Committee.

2020 Proxy Statement |	38

Compensation Tables and Narrative Disclosures

Potential Payments upon Termination or Change in Control

Certain Employment Agreements with Executive Officers above contains a detailed discussion of the payments and other benefits to which our CEO and other NEOs are entitled in the event of termination of employment or upon a Change In Control, and the amounts payable assuming termination under various circumstances at December 31, 2019 are set forth below. In each case, each NEO would also be entitled to receive accrued personal time off (PTO) and the balance in his or her deferred compensation plan account.

Mr. Hall, CEO

The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock underlying the equity awards that would vest, to Mr. Hall had his employment been terminated on December 31, 2019 (the “Termination Date”) as a result of (i) involuntary termination without cause and/or constructive termination; (ii) death, disability or retirement; or (iii) a Change In Control. See Outstanding Equity Awards At Fiscal Year End Table below for a list of Mr. Hall’s unvested equity awards at the end of 2019. Mr. Hall was eligible for retirement benefits at December 31, 2019.

Involuntary termination (severance benefits) (1)	Involuntary termination (continued vesting of equity awards) (2)	Total Involuntary termination (1), (2)	Death or disability (value of unvested equity awards) (3)	Retirement (value of unvested equity awards) (4)	Change in Control (severance benefits) (5)	Change in Control (acceleration of unvested equity awards) (6)	Total Change in Control (5), (6)
7,449,452	43,982,031	51,431,483	43,982,031	43,982,031	6,554,969	40,833,460	47,388,429

(1)

Represents the sum of (w) three times base salary in effect at Termination Date; (x) 300% of the average actual bonus paid for the prior three years (2016, 2017 and 2018); (y) earned but unpaid 2019 bonus; and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).

(2)

Represents (y) the fair market value using the closing price of our Common Stock on December 31, 2019 (the last NYSE trading in 2019), or $154.10 (the “Year End Price”) of unvested PSUs that would have vested within 48 months following the Termination Date, plus (z) the spread between the Year End Price and the exercise price for all in-the-money SARs that would have vested within 48 months following the Termination Date, multiplied by the number of such SARs. Since Mr. Hall is retirement-eligible, his termination would be treated as a retirement for purpose of determining additional vesting of his PSUs and SARs and he would receive full vesting of his equity awards. 2019 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2020.

(3)

Represents (y) the fair market value using the Year End Price of all unvested PSUs, plus (z) the spread between the Year End Price and the exercise price for all in-the-money, unvested SARs, multiplied by the number of such SARs. 2019 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2020.

(4)

Represents (y) the fair market value using the Year End Price of all unvested PSUs, plus (z) the spread between the Year End Price and the exercise price for all in-the-money, unvested SARs, multiplied by the number of such SARs. 2019 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2020.

(5)

Represents the sum of (w) three times base salary in effect at Termination Date, (x) three times 2019 target bonus, (y) unpaid 2019 bonus, and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).

2020 Proxy Statement |	39

Compensation Tables and Narrative Disclosures

(6)

Represents (y) the fair market value using the Year End Price of all unvested PSUs on the Termination Date (at target in the case of unadjusted 2019 PSUs), plus (z) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.

Other Named Executive Officers

The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to our NEOs (other than Mr. Hall) had their employment been terminated on December 31, 2019 (the “Termination Date”) as a result of (i) involuntary termination without cause and/or constructive termination; (ii) death or disability; or (iii) a Change In Control. None of these NEOs were eligible for retirement benefits at December 31, 2019. See Outstanding Equity Awards At Fiscal Year End Table below for a list of unvested equity awards held by each NEO at the end of 2019.

Named Executive Officer	Involuntary termination (severance benefits) (1)	Value of unvested equity awards (death, disability or retirement) (2)	Value of unvested equity awards (Change In Control) (3)	Total Change In Control (1), (3)
Craig W. Safian	616,633	10,150,488	9,329,905	9,946,538
Alwyn Dawkins	511,633	7,114,252	6,631,919	7,143,552
Robin Kranich	511,157	7,114,252	6,631,919	7,143,076
David McVeigh	517,252	7,114,252	6,631,919	7,149,170

(1)

Represents 12 months’ base salary in effect on the Termination Date, plus the amount of health insurance premiums for the executive, his or her spouse and immediate family for 12 months (at premiums in effect on the Termination Date) payable in accordance with normal payroll practices.

(2)

Represents (x) the fair market value using the Year End Price ($154.10) of 100% of unvested PSUs, plus (y) the spread between the Year End Price and the exercise price of all in-the money unvested SARs, multiplied by the number of such SARs, plus (z) the fair market value using the Year End Price of all unvested RSUs. 2019 PSUs are adjusted based upon applicable performance metrics. Messrs. Safian, Dawkins and McVeigh and Ms. Kranich were not eligible for retirement benefits on December 31, 2019 and would have forfeited all unvested equity had they retired on the Termination Date.

(3)

Represents (x) the fair market value using the Year End Price of all unvested PSUs and RSUs on the Termination Date (at target in the case of unadjusted 2019 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.

2020 Proxy Statement |	40

Compensation Tables and Narrative Disclosures

Outstanding Equity Awards at Fiscal Year-End Table

This table provides information on each option (including SARs) and stock (including RSUs and PSUs) award held by each NEO at December 31, 2019. All performance criteria associated with these awards (except for the 2019 PSU award (see footnote 4)) were fully satisfied as of December 31, 2019, and the award is fixed. The market value of the stock awards is based on the closing price of our Common Stock on the New York Stock Exchange on December 31, 2019 (the last business day of the year), which was $154.10. Upon exercise of, or release of restrictions on, these awards, the number of shares ultimately issued to each executive will be reduced by the number of shares withheld by Gartner for tax withholding purposes and/or as payment of the exercise price in the case of options and SARs.

	Option Awards				Stock Awards
Name Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Eugene A. Hall
(1), (5)	109,278	36,425	80.06	2/8/23	28,373	4,372,279	-	-
(2), (5)	57,300	57,300	99.07	2/6/24	55,194	8,505,395	-	-
(3), (5)	27.329	81,987	114.26	2/8/25	61,574	9,488,553	-	-
(4), (5)	-	92,192	143.01	2/6/26	-	-	97,998	15,101,492
(6)	-	-	-	-	5,046	777,589	-	-
Craig W. Safian
(5)	20,570	-	77.92	2/9/22	-	-	-	-
(1), (5)	19,483	6,494	80.06	2/8/23	5,058	779,438	-	-
(2), (5)	11,190	11,188	99.07	2/6/24	10,776	1,660,582	-	-
(3), (5)	6,877	20,631	114.26	2/8/25	15,493	2,387,471	-	-
(4), (5)	-	26,196	143.01	2/6/26	-	-	27,846	4,291,069
(7)	-	-	-	-	960	147,936	-	-
Alwyn Dawkins
(5)	18,855	-	77.92	2/9/22	-	-	-	-
(1), (5)	16,257	5,418	80.06	2/8/23	4,220	650,302	-	-
(2), (5)	8,768	8,767	99.07	2/6/24	8,444	1,301,220	-	-
(3), (5)	4,740	14,218	114.26	2/8/25	10,677	1,645,326	-	-
(4), (5)	-	15,809	143.01	2/6/26	-	-	16,804	2,589,496
(7)	-	-	-	-	746	114,959	-	-
Robin Kranich
(1), (5)	10,838	5,418	80.06	2/8/23	4,220	650,302	-	-
(2), (5)	8,768	8,767	99.07	2/6/24	8,444	1,301,220	-	-
(3), (5)	4,740	14,218	114.26	2/8/25	10,677	1,645,326	-	-
(4), (5)	-	15,809	143.01	2/6/26	-	-	16,804	2,589,496
(7)	-	-	-	-	746	114,959	-	-
David McVeigh
(1), (5)	6,257	5,418	80.06	2/8/23	4,220	650,302	-	-
(2), (5)	8,768	8,767	99.07	2/6/24	8,444	1,301,220	-	-
(3), (5)	4,740	14,218	114.26	2/8/25	10,677	1,645,326	-	-
(4), (5)	-	15,809	143.01	2/6/26	-	-	16,804	2,589,496
(7)	-	-	-	-	746	114,959	-	-

2020 Proxy Statement |	41

Compensation Tables and Narrative Disclosures

(1)	Vest 25% per year commencing 2/8/17.
(2)	Vest 25% per year commencing 2/6/18.
(3)	Vest 25% per year commencing 2/8/19.
(4)

Vests 25% per year commencing 2/6/20. The market value of the Stock Award is presented at maximum level (200%), and the amount ultimately awarded could range from 0% to 200% of the target award. After certification of the applicable performance metric in February 2020, the amount actually awarded on account of Stock Awards was adjusted to 141.7% of target. The actual number of PSUs awarded to the NEOs is reported in footnote (2) to the Grants of Plan-Based Awards Table.

(5)

The amounts shown under Option Awards represent SARs that will be stock-settled upon exercise; accordingly, the number of shares ultimately received upon exercise will be less than the number of SARs held by the executive and reported in this table.

(6)	Vest 25% per year commencing 2/6/18.
(7)	Vest 25% per year commencing 8/10/18.

Option Exercises and Stock Vested Table

This table provides information for the NEOs for the aggregate number of SARs that were exercised, and stock awards that vested and released, during 2019 on an aggregate basis, and does not reflect shares withheld by the Company for exercise price or withholding taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Eugene A. Hall	126,750	10,482,225	105,644	14,785,661
Craig W. Safian	-	-	20,412	2,851,055
Alwyn Dawkins	20,080	1,869,247	16,337	2,281,571
Robin Kranich	10,132	769,074	16,337	2,281,571
David McVeigh	10,000	778,600	13,806	1,928,075

(1)	Represents the spread between (i) the market price of our Common Stock at exercise and (ii) the exercise price for all SARs exercised during the year, multiplied by the number of SARs exercised.

(2)	Represents PSUs and RSUs awarded in prior years as long-term incentive compensation that released in 2019.

(3)	Represents the number of shares that released multiplied by the market price of our Common Stock on the release date.

Non-Qualified Deferred Compensation Table

The Company maintains a Non-Qualified Deferred Compensation Plan for certain officers and key personnel whose grade profile was a 130 or higher in 2019, or those who have been previously grandfathered into the plan. This plan currently allows qualified U.S.-based employees to defer up to 50% of annual salary and/or up to 100% of annual bonus earned in a fiscal year. In addition, in 2019 the Company made a contribution to the account of each Named Executive Officer who deferred compensation equal to the amount of such executive’s contribution (not to exceed 4% of base salary and bonus), less $7,200. Deferred amounts are deemed invested in several independently-managed investment portfolios selected by the participant for purposes of determining the amount of earnings to be credited by the Company to that participant’s account. The Company may, but need not, acquire investments corresponding to the participants’ designations.

2020 Proxy Statement |	42

Compensation Tables and Narrative Disclosures

Upon termination of employment for any reason, all account balances will be distributed to the participant in a lump sum, except that a participant whose account balance is in excess of $25,000 may defer distributions for an additional year, and/or elect to receive the balance in 20, 40 or 60 quarterly instalments. In the event of an unforeseen emergency (which includes a sudden and unexpected illness or accident of the participant or a dependent, a loss of the participant’s property due to casualty or other extraordinary and unforeseeable circumstance beyond the participant’s control), the participant may request early payment of his or her account balance, subject to approval.

The following table provides information (in dollars) concerning contributions to the Deferred Compensation Plan in 2019 by the participating Named Executive Officers, the Company’s matching contributions, 2019 earnings, aggregate withdrawals and distributions and account balances at year end(1):

Name	Executive Contributions in 2019 (2)	Company Contributions in 2019 (3)	Aggregate Earnings (loss) in 2019	Aggregate Withdrawals/ Distributions in 2019	Aggregate Balance at 12/31/19 (4)
Eugene A. Hall	80,057	73,909	79,034	(388,040)	516,416
Craig W. Safian	56,055	38,152	68,864	-	448,750
Alwyn Dawkins	44,022	30,483	43,556	(74,879)	226,448
Robin Kranich	46,509	30,430	158,673	-	943,064
David McVeigh	37,259	30,483	24,511	(47,620)	207,317

(1)

Contribution amounts in this table have been reflected in the Summary Compensation Table and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the Summary Compensation Table and were not reflected in prior years’ summary compensation tables.

(2)	Executive Contributions are included in the “Base Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for the NEOs.

(3)

Company Contributions are included in the “All Other Compensation” column of the Summary Compensation Table, and in the “Company Match Under Non-qualified Deferred Compensation Plan” column of the Other Compensation Table for the NEOs.

(4)

Amounts reported in the Aggregate Balance column reflect the cumulative value of the NEOs’ deferral activities, including executive contributions, company contributions, withdrawals and investment earnings thereon as of December 31, 2019.

Pay Ratio

The 2019 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2019, other than our CEO, Mr. Hall, was $110,383; Mr. Hall’s 2019 annual total compensation was $11,960,245 and the ratio of these amounts was 1-to-108.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, and the methodology described herein. For these purposes, we identified

2020 Proxy Statement |	43

Compensation Tables and Narrative Disclosures

the median compensated employee using the base salary determined as of December 31, 2019 and target cash incentives for the 2019 performance year, which amounts were annualized for any employee who did not work for the entire year. We considered all of our worldwide associates when examining the pay ratio. Based on our consistently applied compensation measure, we identified a group of 10 associates within 0.1% of the median amount and calculated annual total compensation in accordance with Summary Compensation Table requirements for these associates to identify our median compensated employee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 regarding the number of shares of our Common Stock that may be issued upon exercise of outstanding options, stock appreciation rights and other rights (including restricted stock units, performance stock units and common stock equivalents) awarded under our equity compensation plans (and, where applicable, related weighted average exercise price information), as well as shares available for future issuance under our equity compensation plans. All equity plans with outstanding awards or available shares have been approved by our stockholders.

	Column A	Column B	Column C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1)	Weighted Average Exercise Price of Outstanding Options and Rights ($) (1)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding shares in Column A)(2)
2003 Long - Term Incentive Plan	54,998	60.96	-
2014 Long – Term Incentive Plan	1,777,465	107.13	5,343,211
2011 Employee Stock Purchase Plan	-		558,608
Total (3)	1,832,463	104.05	5,901,819

(1)

Includes 381,902 SARs, 1,339,220 PSUs and RSUs, and 111,341 CSEs. Because there is no exercise price associated with PSUs, RSUs or CSEs, these stock awards are not included in the weighted-average exercise price calculation presented in column B. For SARs, includes the number of shares of Common Stock that would be issuable based on the difference between the closing price of our Common Stock on December 31, 2019 ($154.10) and the exercise price of in-the-money SARs as of that date.

(2)

With respect to SARs, includes the number of shares of Common Stock that would be withheld for the exercise price of in-the-money SARs based on the closing price of our Common Stock on December 31, 2019 ($154.10).

(3)

In addition, the Company has outstanding equity compensation awards that the Company assumed in the acquisition of CEB, Inc. These awards were granted by CEB under its 2012 Stock Incentive Plan (the “CEB Plan”) in the period between 2012 to the closing of the acquisition by the Company and were converted into an adjusted number of Company shares. As of December 31, 2019, there were a total of 48,315 Company shares subject to assumed CEB restricted stock units. No additional restricted stock units, options or other awards have been granted under the CEB Plan since the closing of the acquisition and no new awards will be granted in the future under that plan.

2020 Proxy Statement |	44

PROPOSAL TWO:

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to stockholder vote to approve the compensation of our NEOs. The stockholder vote on this resolution is advisory only. However, the Compensation Committee and the Board will consider the voting results when making future executive compensation decisions.

The text of the resolution in respect of Proposal No. 2 is as follows:

Resolved, that the compensation of Gartner’s Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

In considering your vote, stockholders may wish to review with care the information on Gartner’s compensation policies and decisions regarding the NEOs presented in the CD&A on pages 17-30, including, in particular, the information concerning Company performance included in the Executive Summary on pages 17-19 and highlights of our Compensation Practices on page 19-20.

In particular, stockholders should note that the Compensation Committee bases its executive compensation decisions on the following:

➣	the need to attract, motivate and retain highly talented, creative and entrepreneurial individuals in a highly competitive industry and marketplace;
➣

the need to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components which have led executives to deliver outstanding performance for the past several years;

➣	comparability to the practices of peers in our industry and other comparable companies generally based upon available benchmarking data; and
➣	the alignment of our executive compensation programs with stockholder value through heavily weighted performance-based compensation elements.

As noted in the Executive Summary commencing on page 17, 2019 was another year of strong performance for Gartner, largely as a result of the achievements, focus and skill of our executive leadership team. The Board believes that Gartner’s executive compensation program has a proven record of effectively driving superior levels of financial performance, stockholder value, alignment of pay with performance, high ethical standards and attraction and retention of highly talented executives.

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR the foregoing resolution to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

2020 Proxy Statement |	45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of shares of our Common Stock as of April 10, 2020 (including shares that will release or are or will become exercisable within 60 days following April 10, 2020) held by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent (5%) of our Common Stock; (ii) each of our directors; (iii) each NEO; and (iv) all directors, NEOs and other current executive officers as a group. Percentage computations are based on 89,174,399 shares of Common Stock outstanding on April 10, 2020. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06904. The amounts shown do not include CSEs that release upon termination of service as a director, or deferred RSUs that will not release within 60 days. Since all stock appreciation rights (SARs) are stock-settled (i.e., shares are withheld for the payment of exercise price and taxes), the number of shares ultimately issued upon settlement will be less than the number of SARs exercised. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of Common Stock shown as beneficially owned by them. To the Company’s knowledge, none of these shares has been pledged.

Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Peter E. Bisson	1,743	*
Richard J. Bressler (1)	26,870	*
Raul E. Cesan (2)(3)	100,928	*
Karen E. Dykstra	19,198	*
Anne Sutherland Fuchs (2)	22,891	*
William O. Grabe (2)(4)	137,299	*
Stephen G. Pagliuca (2)	61,965	*
Eileen M. Serra	999	*
James C. Smith (2)(5)	1,066,042	1.2
Eugene A. Hall (6)	1,506,855	1.7
Craig W. Safian (7)	126,675	*
Alwyn Dawkins (8)	108,168	*
Robin Kranich (9)(10)	56,246	*
David McVeigh (11)	55,787	*
All current directors, NEOs and other executive officers as a group (21 persons) (12)	3,612,266	4.0
The Vanguard Group, Inc. (13) 100 Vanguard Blvd., Malvern, PA 19355	9,720,893	10.9
Blackrock, Inc. (14) 55 East 52nd Street, New York, NY 10055	6,722,386	7.5
Baron Capital Group, Inc. (15) 767 Fifth Avenue, New York, NY 10153	6,428,061	7.2
T. Rowe Price Group, Inc. (16)	6,027,013	6.8
Polen Capital Management, LLC (17) 1825 NW Corporate Blvd., Suite 300, Boca Raton, FL 33431	5,272,635	5.9

*	Less than 1%

(1)	Includes 2,812 RSU shares that will release within 60 days.

(2)	Includes 1,574 RSU shares that will release within 60 days.

2020 Proxy Statement |	46

Security Ownership of Certain Beneficial Owners and Management

(3)	Includes 30,000 shares held by a family foundation as to which Mr. Cesan may be deemed a beneficial owner.

(4)	Includes 135,388 shares held by three grantor retained annuity trusts (GRATs). These shares are held in trust for the benefit of Mr. Grabe and his children. Mr. Grabe is the Trustee of the GRATs.

(5)	Includes 50,000 shares held by members of Mr. Smith’s immediate family and 211,900 shares held by a family foundation as to which Mr. Smith may be deemed a beneficial owner.

(6)	Includes 309,359 vested and exercisable stock appreciation rights (“SARs”).

(7)	Includes 83,634 vested and exercisable SARs.

(8)	Includes 67,115 vested and exercisable SARs.

(9)	Includes 42,841 vested and exercisable SARs.

(10)	Includes 40 shares as to which Ms. Kranich may be deemed to share voting and investment power. Ms. Kranich disclaims beneficial ownership of such shares.

(11)	Includes 38,260 vested and exercisable SARs.

(12)	Includes 13,245 RSUs shares that will release within 60 days, and 667,003 vested and exercisable SARs.

(13)

Beneficial ownership information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020. The Vanguard Group has sole voting power over 136,438 shares and has sole dispositive power over 9,560,185 shares. The Vanguard Group has shared voting power over 30,964 shares and shared dispositive power over 160,708 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 105,875 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 83,832 shares as a result of its serving as investment manager of Australian investment offerings.

(14)

Beneficial ownership information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 5, 2020. BlackRock, Inc. has sole voting power over 5,943,359 shares and sole dispositive power over 6,722,386 shares.

(15)

Beneficial ownership information is based on a Schedule 13G/A filed by Baron Capital Group, Inc., BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc., and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., with the SEC on February 14, 2020. BAMCO, Inc. has shared voting power of 5,965,317 shares and shared dispositive power of 6,148,717 shares. Baron Capital Group, Inc. has shared voting power of 6,244,661 shares and shared dispositive power of 6,428,061 shares. Baron Capital Management, Inc. has shared voting power and shared dispositive power of 279,344 shares. Mr. Baron has shared voting power of 6,244,661 shares and shared dispositive power of 6,428,061 shares.

(16)

Beneficial ownership information is based on a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 14, 2020. T. Rowe Price Associates, Inc. has sole voting power over 1,791,519 shares and sole dispositive power over 6,027,013 shares.

(17)

Beneficial ownership information is based on a Schedule 13G/A filed by Polen Capital Management, LLC with the SEC on February 5, 2020. Polen Capital Management, LLC has shared voting power and shared dispositive power with respect to all of the shares.

2020 Proxy Statement |	47

TRANSACTIONS WITH RELATED PERSONS

Gartner provides products and services to over 15,000 enterprises in more than 100 countries. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities in which one of our directors, executive officers or a greater than 5% owner of our stock, or immediate family member of any of them, may also be a director, executive officer, partner or investor, or have some other direct or indirect interest. We will refer to these transactions generally as related party transactions.

Our Governance Committee reviews all related party transactions to determine whether any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, has a material direct or indirect interest, or whether the independence from management of our directors may be compromised as a result of the relationship or transaction. Our Board Principles and Practices, which are posted on https://investor.gartner.com, require directors to disclose all actual or potential conflicts of interest regarding a matter being considered by the Board or any of its committees and to excuse themselves from that portion of the Board or committee meeting at which the matter is addressed to permit independent discussion. Additionally, the member with the conflict must abstain from voting on any such matter. The Governance Committee is charged with resolving any conflict of interest issues brought to its attention and has the power to request the Board to take appropriate action, up to and including requesting the involved director to resign. Our Audit Committee and/or Board reviews and approves all material related party transactions involving our directors in accordance with applicable provisions of Delaware law and with the advice of counsel, if deemed necessary.

The Company maintains a written conflict of interest policy which is posted on our intranet and prohibits all Gartner employees, including our executive officers, from engaging in any personal, business or professional activity which conflicts with or appears to conflict with their employment responsibilities and from maintaining financial interests in entities that could create an appearance of impropriety in their dealings with the Company. Additionally, the policy prohibits all Gartner employees from entering into agreements on behalf of Gartner with any outside entity if the employee knows that the entity is a related party to a Gartner employee; i.e., that the contract would confer a financial benefit, either directly or indirectly, on a Gartner employee or his or her relatives. All potential conflicts of interest and related party transactions involving Gartner employees must be reported to, and pre-approved by, the General Counsel.

Since January 1, 2019, there were no related party transactions in which any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, had or will have a direct or indirect material interest.

2020 Proxy Statement |	48

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the 2020 fiscal year. Additional information concerning the Audit Committee and its activities with KPMG can be found in the Audit Committee Report and the Principal Accountant Fees and Services below.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Ratification by the stockholders of the appointment of KPMG is not required by law, the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG for stockholder ratification to ascertain stockholders’ views on the matter. Representatives of KPMG will attend the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by KPMG for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting during the years ended December 31, 2019 and 2018, and fees for other services rendered by KPMG during those periods:

Types of Fees	2018 ($)	2019 ($)
Audit Fees	5,025,500	5,724,000
Audit-Related Fees	-	36,000
Tax Fees	1,664,000	1,186,000
All Other Fees	-	-
Total Fees	6,689,500	6,946,000

Audit Fees

Audit fees relate to professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements contained in its Annual Report on Form 10-K, audit of internal controls over financial reporting as of December 31, 2019, and the review of the Company’s quarterly financial statements contained in its Quarterly Reports on Form 10-Q, as well as work performed in connection with statutory and regulatory filings. The amounts noted above include reimbursement for direct out-of-pocket travel and other sundry expenses.

Audit-Related Fees

Audit-related fees consist of fees for assurance and audit-related services performed for the Company or its subsidiaries but not directly related to the audits. Audit-Related fees include attestation or agreed upon procedures related to certain statutory requirements or local reporting requirements.

Tax Fees

Tax fees relate to professional services rendered by KPMG for permissible tax compliance in international and domestic locations, tax planning, and routine tax advice.

All Other Fees

This category of fees covers all fees for any permissible service not included in the above categories.

2020 Proxy Statement |	49

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by KPMG. These services may include domestic and international audit services, audit-related services, tax services and other services. At the beginning of each fiscal year, the Audit Committee pre-approves aggregate fee limits for specific types of permissible services (e.g., domestic and international tax compliance and tax planning services; transfer pricing services, audit-related services and other permissible services) to allow management to engage KPMG expeditiously as needed when projects arise. At each regular quarterly meeting, KPMG and management report to the Audit Committee regarding the services for which the Company has engaged KPMG in the immediately preceding fiscal quarter in accordance with the pre-approved limits, and the related fees for such services as well as year-to-date cumulative fees for KPMG services. Pre-approved limits may be adjusted as necessary during the year, and the Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by KPMG in 2019 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

Pursuant to its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has reviewed and discussed with management and with KPMG Gartner’s audited consolidated financial statements for the year ended December 31, 2019. The Audit Committee has discussed with KPMG the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG that firm’s independence.

Based on the review and discussions noted above, as well as discussions regarding Gartner’s internal control over financial reporting and discussions with Gartner’s Internal Audit function, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2019 be included in Gartner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Richard J. Bressler

Karen E. Dykstra

James C. Smith

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

2020 Proxy Statement |	50

PROXY AND VOTING INFORMATION

Information Concerning Proxy Materials and the Voting of Proxies

Why is it Important to Vote?

Voting your shares is important to ensure that you have a say in the governance of the Company. Additionally, repeated failure to vote may subject your shares to risk of escheatment. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the future of Gartner.

Why Did You Receive a Notice Regarding Availability of Proxy Materials?

The Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their stockholders via the Internet. This “e-proxy” process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs and reducing the environmental impact of our annual meeting. Accordingly, on April 22, 2020, we mailed to our stockholders (other than those who previously have requested printed proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access our proxy materials for the Annual Meeting on a website, how to request a printed copy of the proxy materials and how to vote your shares. We will mail printed copies of our proxy materials to those stockholders who have already elected to receive printed proxy materials.

If Your Shares Are Held in “Street Name,” How Are Your Shares Voted?

If you are the beneficial owner of shares (meaning that your shares are held in the name of a bank, brokerage or other nominee; i.e., “street name” accounts), you may receive a Notice of Internet Availability of Proxy Materials from that firm containing instructions you must follow in order for your shares to be voted. Additionally, under applicable New York Stock Exchange (“NYSE”) rules relating to the discretionary voting of proxies, banks, brokers and other nominees are not permitted to vote shares with respect to “non-routine” matters, such as the election of directors and the say on pay proposal presented this year without instructions from the beneficial owner, except they are able to vote without instructions on “routine” matters, such as the ratification of the appointment of an independent registered public accounting firm. Therefore, beneficial holders are advised that, if they do not timely provide instructions to their bank, broker or other nominee, their shares will not be voted in connection with Proposals One and Two, but may be voted in connection with Proposal Three. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

If You Are the Holder of Record of Your Shares, How Are Your Shares Voted?

If you are the holder of record of your shares, you will either receive a Notice or printed proxy materials if you have already elected to receive printed materials. The Notice will contain instructions you must follow to vote your shares. If you received proxy materials in paper form, the materials include a proxy card instructing the holder of record how to vote the shares.

How Can You Get Electronic Access to Proxy Materials?

The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. Additionally, proxy materials are available on www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit Control number(s) located on your Notice to access the proxy materials online.

How Can You Request Paper or Email Copies of Proxy Materials?

If you received a Notice by mail, you will not receive a printed copy of the proxy materials. If you want to receive paper or email copies of the proxy materials, you must request them. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before May 24, 2020. To request paper or email copies, stockholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please note that if you request materials by email, send a blank email with your 12-digit Control number(s) (located on your Notice) in the subject line.

2020 Proxy Statement |	51

Proxy and Voting Information

How Can You Sign Up to Receive Future Proxy Materials Electronically?

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail printed materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions below under How Can You Vote to vote using the Internet and vote your shares. After submitting your vote, follow the prompts to sign up for electronic delivery.

What is “Householding”?

We have adopted “householding” procedures that allow us to deliver proxy materials more cost-effectively. If you are a beneficial owner of shares and you and other residents at your mailing address share the same last name and also own shares of common stock in an account at the same bank, brokerage, or other nominee, your nominee delivered a single Notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders participating in householding continue to receive separate proxy cards and control numbers for voting electronically.

We will deliver promptly a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy was delivered. A stockholder who received a single Notice or set of proxy materials to a shared address may request a separate copy of the Notice or proxy materials be sent to him or her by contacting in writing Broadridge Financial Solutions, Inc. (“Broadridge”), Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or calling 1-866-540-7095. If you would like to opt out of householding for future deliveries of proxy materials, please contact your broker, bank or other nominee.

Beneficial owners of shares who share an address and receive multiple copies of the proxy materials but want to receive only a single copy of these materials in the future should contact their bank, brokerage or other nominee and make this request.

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on April 14, 2020 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 89,174,399 shares of Common Stock outstanding and eligible to be voted. This amount does not include treasury shares which are not voted.

2020 Proxy Statement |	52

Proxy and Voting Information

How Can You Vote?

You may vote using one of the following methods:

➣ Internet

You may vote on the Internet up until 11:59 PM Eastern Time on June 7, 2020 by going to the website for Internet voting on the Notice or your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your Notice or proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

➣ Telephone

You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 PM Eastern Time on June 7, 2020, and following pre-recorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.

➣ Mail

If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717.

➣ At the meeting

If there is a physical meeting in Stamford, Connecticut, you may vote your shares in person by attending the Annual Meeting and submitting your proxy at the meeting. Each stockholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf. If we decide to hold a Virtual Annual Meeting we will announce it in a press release available at https://investor.gartner.com, you can vote by visiting www.virtualshareholdermeeting.com/IT2020 and using your 16-digit control number, but only if the meeting is held virtually and not in Stamford, Connecticut. If you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted for each proposal as our Board recommends.

How to Revoke Your Proxy or Change Your Vote

A later vote by any means will cancel an earlier vote. You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or submitting another timely proxy by the Internet, telephone or mail; or attending the Annual Meeting. If there is a physical meeting in Stamford, Connecticut and your shares are held in the name of a bank, broker or other holder of record, to vote at the

2020 Proxy Statement |	53

Proxy and Voting Information

Annual Meeting you must obtain a proxy executed in your favor from your bank, broker or other holder of record and bring it to the Annual Meeting in order to vote. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

How Many Votes You Have

Each stockholder has one vote for each share of our Common Stock owned on the Record Date for all matters being voted on.

Quorum

A quorum is constituted by the presence, in person or by proxy, of holders of our Common Stock representing a majority of the number of shares of Common Stock entitled to vote. Abstentions and broker non-votes (described above) will be considered present to determine a quorum.

Votes Required

Proposal One: Each nominee must receive more “FOR” votes than “AGAINST” votes to be elected. Abstentions and broker non-votes will have no effect on the outcome of the election. Any nominee who fails to achieve this threshold must tender his or her resignation from the Board pursuant to the Company’s majority vote standard.

Proposals Two and Three: The affirmative “FOR” vote of a majority of the votes of shares of Common Stock present in person or represented by proxy is required to approve Proposal Two—the advisory (non-binding) approval of the Company’s executive compensation; and Proposal Three—the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. For Proposals Two and Three, abstentions have the same effect as “AGAINST” votes. Broker non-votes, if any, will have no effect on the outcome of these matters.

If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote on those matters for you. If for any reason any of the nominees is not available as a candidate for director at the Annual Meeting, the persons named as proxies will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors. As of the date of this Proxy Statement, we were unaware of any other matter to be raised at the Annual Meeting.

What Are the Recommendations of the Board?

The Board of Directors recommends that you vote:

✓ FOR	Election of each of the ten nominees to our Board of Directors

✓ FOR	Approval, on an advisory basis, of the compensation of our named executive officers

✓ FOR	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year

Who Is Distributing Proxy Materials and Bearing the Cost of the Solicitation?

This solicitation of proxies is being made by the Board of Directors and we will bear the entire cost of this solicitation, including costs associated with mailing the Notice and related Internet access to proxy materials, the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation material that we may provide to stockholders. Gartner will request brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to solicit proxies from these persons and will pay the costs associated with such activities. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic mail and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services. We have also retained Georgeson LLC to assist with the solicitation of proxies at an anticipated cost of $8,000, which will be paid by the Company.

2020 Proxy Statement |	54

Proxy and Voting Information

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Form 8-K that will be filed with the SEC within four business days after the Annual Meeting, which will also be available on our investor relations website – https://investor.gartner.com.

Who Can Answer Your Questions?

If you have questions about this Proxy Statement or the Annual Meeting, please call our Investor Relations Department at (203) 316-6537.

Stockholder Communications

Stockholders and other interested parties may communicate with any of our directors by writing to them c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904-2212. All communications other than those which on their face are suspicious, inappropriate or illegible will be delivered to the director to whom they are addressed.

Available Information

Our website address is www.gartner.com. The investor relations section of our website is located at https://investor.gartner.com and contains, under the “Governance Documents” link, which can be found on the “Governance” tab, current electronic printable copies of our:

➣	CEO & CFO Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers
➣	Code of Conduct, which applies to all Gartner officers, directors and employees
➣	Principles and Practices of the Board of Directors, the corporate governance principles that have been adopted by our Board
➣	Audit Committee Charter
➣	Compensation Committee Charter
➣	Governance/Nominating Committee Charter

This information is also available in print to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

Process for Submission of Stockholder Proposals for our 2021 Annual Meeting

The Company has adopted advance notice requirements related to stockholder business, including director nominations. These requirements are contained in our Bylaws, which can be found at https://investor.gartner.com, under the “Governance Documents” link, which can be found on the “Governance” tab and are summarized below. This summary is qualified by reference to the full Bylaw provision.

If you are a stockholder of record and you want to nominate a director or introduce a proposal on other business at the 2021 Annual Meeting without having it included in our proxy materials, you must deliver written notice no earlier than the close of business on February 8, 2021 and no later than the close of business on March 10, 2021; provided, however, that if the date of the 2021 Annual Meeting is more than 30 days before or after the anniversary date of this year’s Annual Meeting, then you must deliver your written notice no earlier than the close of business 120 days prior to the 2021 Annual Meeting and no later than the close of business 90 days prior to the 2021 Annual Meeting or the 10th day after the Company publicly announces the date of the 2021 Annual Meeting. The notice of such nomination or proposal must comply with the Bylaws.

2020 Proxy Statement |	55

Proxy and Voting Information

If you do not comply with all of the provisions of our advance notice requirements, then your proposal may not be brought before the 2021 Annual Meeting. All stockholder notices should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

Additionally, if you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials for that meeting, we must receive your proposal no later than the close of business on December 23, 2020, and it must comply with the requirements of Exchange Act Rule 14a-8. All stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 10-K”) has been filed with the Securities and Exchange Commission and is available at www.sec.gov. You may also obtain a copy at https://investor.gartner.com. A copy of the 2019 10-K is also contained in our 2019 Annual Report to Stockholders, which accompanies this Proxy Statement. A copy of the 2019 10-K will be mailed, without charge, to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

By Order of the Board of Directors

Jules Kaufman

Secretary

Stamford, Connecticut

April 22, 2020

2020 Proxy Statement |	56

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic GARTNER, INC. voting instruction form.ATTN: INVESTOR RELATIONS56 TOP GALLANT ROAD ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSSTAMFORD, CT 06902 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D13822-P34042 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYGARTNER, INC.The Board of Directors recommends you vote FOR each nominee under Proposal 1.1. Election of Directors to be elected for terms expiring in 2021: Nominees: For Against Abstain 1a. Peter E. Bisson ! ! ! The Board of Directors recommends you vote FOR For Against Abstain Proposals 2 and 3. 1b. Richard J. Bressler ! ! ! 2. Approve, on an advisory basis, the compensation of our ! ! ! named executive officers. 1c. Raul E. Cesan ! ! ! 3. Ratify the appointment of KPMG LLP as the Company’s ! ! ! independent registered public accounting firm for the 1d. Karen E. Dykstra 2020 fiscal year.! ! ! 1e. Anne Sutherland Fuchs ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1f. William O. Grabe ! ! ! 1g. Eugene A. Hall ! ! ! 1h. Stephen G. Pagliuca ! ! ! 1i. Eileen M. Serra ! ! ! 1j. James C. Smith ! ! !Please sign as name appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com.D13823-P34042PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GARTNER, INC.The undersigned hereby appoint(s) Eugene A. Hall, Craig W. Safian and Jules P. Kaufman and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and to vote as provided on the other side, all the shares of Gartner, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Gartner, Inc. to be held June 8, 2020, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL 1, FOR PROPOSAL 2 AND PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.(Continued and to be marked, dated and signed, on the other side)